FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-05

Dated December 6, 2012	JPMCC 2012-LC9

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2012-LC9 $1,071,943,167
(Approximate Mortgage Pool Balance)

$750,360,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2012-LC9

JPMorgan Chase Bank, National Association
Ladder Capital Finance LLC
Mortgage Loan Sellers

J.P. Morgan Sole Bookrunner and Lead Manager

Ladder Capital Securities	Wells Fargo Securities

Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated December 6, 2012	JPMCC 2012-LC9

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC and Wells Fargo Securities, LLC (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf)	$42,171,000		30.000%	2.74	1/13–8/17	45.1%	15.3%
A-2	Aaa(sf) / AAA(sf)	$163,562,000		30.000%	4.78	8/17–12/17	45.1%	15.3%
A-3	Aaa(sf) / AAA(sf)	$54,126,000		30.000%	6.88	10/19–11/19	45.1%	15.3%
A-4	Aaa(sf) / AAA(sf)	$100,000,000		30.000%	9.78	5/22–10/22	45.1%	15.3%
A-5	Aaa(sf) / AAA(sf)	$320,108,000		30.000%	9.86	10/22–11/22	45.1%	15.3%
A-SB	Aaa(sf) / AAA(sf)	$70,393,000		30.000%	7.28	8/17–8/22	45.1%	15.3%
X-A	Aaa(sf) / AAA(sf)	$836,116,000	(6)	N/A	N/A	N/A	N/A	N/A

Privately Offered Certificates(7)
Class	Expected Ratings (Moody’s / S&P)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B	A1(sf) / A+(sf)	$93,795,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S(8)	Aaa(sf) / AAA(sf)	$85,756,000	(10)	22.000%	9.94	11/22–12/22	50.2%	13.7%
B(8)	Aa2(sf) / AA(sf)	$54,937,000	(10)	16.875%	9.98	12/22–12/22	53.5%	12.9%
C(8)	A2(sf) / A+(sf)	$38,858,000	(10)	13.250%	9.98	12/22–12/22	55.9%	12.3%
EC(8)(9)	A1(sf) / A+(sf)	$179,551,000	(10)	13.250%	9.96	11/22–12/22	55.9%	12.3%
D	Baa1(sf) / A-(sf)	$20,099,000		11.375%	9.98	12/22–12/22	57.1%	12.1%
E	Baa3(sf) / BBB(sf)	$40,198,000		7.625%	9.98	12/22–12/22	59.5%	11.6%
F	Ba2(sf) / BB+(sf)	$21,438,000		5.625%	9.98	12/22–12/22	60.8%	11.3%
G	B2(sf) / BB-(sf)	$21,439,000		3.625%	10.00	12/22–1/23	62.1%	11.1%
NR	NR / NR	$38,858,167		0.000%	10.07	1/23–1/23	64.4%	10.7%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a December 21, 2012 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated December 6, 2012 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A and Class X-B Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-B, Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class G, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

(8)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange.  See “Exchangeable Certificates and the Class EC Certificates” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Summary of Transaction Terms

Securities Offered:	$750,360,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	Ladder Capital Securities LLC and Wells Fargo Securities, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (66.1%) and Ladder Capital Finance LLC (“Ladder”) (33.9%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).

Directing Certificateholder:	An affiliate of Rialto Real Estate Fund, LP will be the initial Directing Certificateholder and will also own 100% of the Class F, Class G and Class NR Certificates as of the Closing Date.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).

Pricing Date:	On or about December 14, 2012.

Closing Date:	On or about December 21, 2012.

Cut-off Date:
With respect to each mortgage loan, the related due date in December 2012, or with respect to any mortgage loan that was originated in November 2012 and has its first due date in January 2013, December 1, 2012, or with respect to any mortgage loan that was originated in December 2012 and has its first due date in January or February 2013, the origination date of the related mortgage loan.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on January 17th, 2013.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in January 2013.

Assumed Final Distribution Date:	The Distribution Date in January 2023, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in December 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates will be offered publicly.  The Class X-B, Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class G and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S to non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and without giving effect to any exchange of Class B and Class C Certificates for Class EC Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged for such Class EC Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class  until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Structural Overview

■ Distribution of Principal (continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any Companion Loan) to such Classes on or prior to such date).

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,  Class A-SB and Class A-S Certificates), and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B and Class C Certificates).

■ Exchangeable Certificates and the Class EC Certificates:
The Class A-S, Class B, Class C and Class EC Certificates are not being offered publicly. Any information in the free writing prospectus concerning those certificates and the other privately offered certificates is presented solely to enhance your understanding of the publicly offered certificates.

A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged for such Class EC Certificates.

If an exchange has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged for such Class EC Certificates.

If an exchange has occurred, the Class EC Certificates received in such exchange will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Structural Overview

■ Yield Maintenance Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the principal balance classes in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (without giving effect to any exchange of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class B, Class C, Class D, Class E and Class X-B Certificates (without giving effect to any exchange of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class - Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan - Discount Rate)

No Yield Maintenance Charges will be distributed to the Class F, Class G and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

■ Realized Losses:
Realized losses on the mortgage loans (exclusive of any Companion Loans) will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’ and Class X-B Certificates’ notional amounts, respectively.  Realized losses on a Pari Passu Whole Loan will be allocated to the mortgage loan and related Pari Passu Companion Loan, pro rata.  Realized losses on an AB Whole Loan will first be allocated to the related Subordinate Companion Loan prior to being allocated to the related mortgage loan.

■ Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■ Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, as applicable, plus, in any case, outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Appraisal Reductions (continued):
The Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.  With respect to the Pari Passu Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the mortgage loan and Pari Passu Companion Loan, pro rata, with the amounts allocated in respect of the Pari Passu Mortgage Loan allocated, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.  With respect to the AB Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the related Subordinate Companion Loan (solely with respect to the AB Whole Loan) and then, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

One mortgage loan that is part of the trust is a split loan that is pari passu with a companion loan, which is referred to as the “Pari Passu Companion Loan”, that is not part of the trust, and the entire split loan is referred to as a “Pari Passu Whole Loan” or a “Whole Loan”.  Another mortgage loan that is part of the trust is also a split loan with the related companion loan being subordinate, the senior portion of which is referred to as the “AB Mortgage Loan”, the subordinate portion of which is referred to as the “Subordinate Companion Loan”, and the entire split loan is referred to as the “AB Whole Loan” or “Whole Loan”.  The Pari Passu Companion Loan and Subordinate Companion Loan are also referred to as “Companion Loans”.  The Master Servicer and Trustee will not make any principal or interest advances with respect to any Companion Loan.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the special servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the special servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the special servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Sale of Defaulted Mortgage Loans and REO Properties (continued):
The special servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan and any related Companion Loan (the “Purchase Price”).  Furthermore, the Subordinate Companion Loan holder also has a purchase option with respect to the related AB Mortgage Loan after certain defaults under the AB Whole Loan.

If the special servicer does not receive an offer at least equal to the Purchase Price, the special servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the special servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the special servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the special servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, a holder of the related Companion Loan (in connection with offers related to the applicable Mortgage Loan), any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan (including any related Companion Loan) or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

If the special servicer does not receive any offers that are at least equal to the Purchase Price, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan (including any related Companion Loan) or REO property if the special servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the special servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC. See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

In the event the Pari Passu Whole Loan becomes a defaulted mortgage loan, the special servicer will sell the related mortgage loan together with the related Pari Passu Companion Loan in accordance with the same terms described above, provided, however that the special servicer will not be permitted to sell the mortgage loan without the consent of the holders of the Pari Passu Companion Loan unless the special servicer has complied with certain notice requirements set forth in the related Intercreditor Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  In addition, pursuant to the related Intercreditor Agreement, the holder of the Subordinate Companion Loan will have certain direction, consent and consultation rights with respect to the related AB Mortgage Loan. The rights of the Directing Certificateholder, prior to a control appraisal period (as defined in the related Intercreditor Agreement), (an “AB Loan Control Appraisal Period”) are subject to the rights of the Subordinate Companion Loan holder’s rights under the related intercreditor agreement. In addition, direction, consent and consultation rights with respect to the Pari Passu Whole Loan are subject to certain rights of the holder of the Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■ Directing Certificateholder:	RREF CMBS AIV, L.P. will be the initial Directing Certificateholder and will also own 100% of the Class F, Class G and Class NR Certificates as of the Closing Date.

■ Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■ Control Eligible Certificates:	Class F, Class G and Class NR Certificates.

■ Control Event:
A Control Event will occur when (i) the Certificate Balance of the Class F Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class F Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class F Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A Consultation Termination Event will occur when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or during such time as the Class F Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised- Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.

The Senior Trust Advisor will be responsible for:

      ■    after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

      ■    after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

      ■    prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

      ■    after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and Special Servicer are unable to resolve will be determined by the Certificate Administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Senior Trust Advisor (continued):
In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).  The Senior Trust Advisor will not be entitled to recommend the removal of the Special Servicer for the AB Whole Loan so long as the holder of the related Subordinate Companion Loan is not subject to an AB Loan Control Appraisal Period under the related Intercreditor Agreement.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the Holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (a) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and, (b) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■ Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of Holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

The holder of the Subordinate Companion Loan will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the Special Servicer solely with respect to the AB Whole Loan.

The Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to the AB Whole Loan so long as the holder of the Subordinate Companion Loan is not subject to an AB Control Appraisal Period under the related Intercreditor Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (b) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such Holders to the Certificate Administrator  and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the Holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

The holder of the Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to the Pari Passu Whole Loan.  A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to the Pari Passu Mortgage Loan can generally not be the person (or an affiliate thereof) that was terminated at the direction of the holder of the Pari Passu Companion Loan.

■ Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, Companion Loan and REO Loan (including Specially Serviced Mortgage Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or  Whole Loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Master Servicer and Special Servicer Compensation (continued):
With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan or Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Whole Loan.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan and Subordinate Companion Loan, if applicable, for so long as it remains a Corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan, Whole Loan or REO Loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan, Whole Loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under Pooling and Servicing Agreement.  In the event the special servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to certificateholders.

■ Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
■    special notices
■    summaries of asset status reports
■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered
■    an “Investor Q&A Forum”
■    a voluntary investor registry
■    SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	23	42	$708,489,803	66.1%
LCF	22	37	$363,453,365	33.9
	45	79	$1,071,943,167	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,071,943,167
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	79
Average Cut-off Date Balance per Mortgage Loan:	$23,820,959
Weighted Average Current Mortgage Rate:	4.44786%
10 Largest Mortgage Loans as % of IPB:	58.0%
Weighted Average Remaining Term to Maturity(1)(2):	107 months
Weighted Average Seasoning:	1 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.74x
Weighted Average UW NOI Debt Yield:	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	64.4%
Weighted Average Maturity Date LTV(1):	57.3%

Other Statistics
% of Mortgage Loans with Additional Debt:	29.0%
% of Mortgaged Properties with Single Tenants:	25.3%

Amortization
Weighted Average Original Amortization Term(3):	357 months
Weighted Average Remaining Amortization Term(3):	357 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	44.8%
% of Mortgage Loans with Amortizing Balloon:	33.6%
% of Mortgage Loans with Interest-Only followed by ARD Structure:	14.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon and ARD Structure:	5.5%
% of Mortgage Loans with Interest-Only:	2.0%

Cash Management(4)
% of Mortgage Loans with In-Place, CMA Lockboxes:	47.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	44.7%
% of Mortgage Loans with Springing Lockboxes:	6.1%
% of Mortgage Loans with Soft Lockboxes:	1.4%
% of Mortgage Loans with No Cash Management:	0.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	79.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	33.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(5):	62.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(6):	41.1%

(1) In the case of eleven mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2) With respect to Loan No. 9, the first payment date for the loan is February 1, 2013. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the January 2013 payment for this loan.  Tables presented herein reflect the loan’s contractual loan terms.
(3) Excludes two mortgage loans that are interest-only for the entire term and ten mortgage loan that is structured with an anticipated repayment date that is interest-only through the anticipated repayment date.
(4) For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(5) CapEx Reserves includes FF&E reserves for hotel properties.
(6) Calculated only with respect to Cut-off Date Balance for retail, office, industrial, and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Collateral Characteristics

Top 10 Mortgage Loans

		Mortgage	Number					UW	UW NOI	Cut-off	Maturity
		Loan	of	Cut-off Date	% of	SF/Unit/	Property	NCF	Debt	Date	Date/ARD
No.	Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR	Yield	LTV Ratio	LTV Ratio
1	West County Center	JPMCB	1	$130,000,000	12.1%	743,945	Retail	2.12x	11.9%	55.9%	47.6%
2	The Waterfront	LCF	1	81,360,000	7.6	765,155	Retail	1.62x	10.7%	72.0%	65.7%
3	360 North Crescent	JPMCB	1	65,000,000	6.1	123,848	Office	1.51x	8.9%	50.7%	46.1%
4	Summit Woods Shopping Center	LCF	1	59,000,000	5.5	545,051	Retail	1.39x	9.6%	63.0%	54.4%
5	Greenfield Office Portfolio II	JPMCB	5	57,286,911	5.3	690,402	Office	1.61x	11.7%	68.6%	63.4%
6	National Industrial Portfolio II	JPMCB	6	49,950,407	4.7	2,073,014	Industrial	1.53x	11.0%	72.2%	66.6%
7	BJ’s Wholesale Club Portfolio	LCF	4	48,060,000	4.5	456,175	Retail	1.98x	10.6%	60.0%	60.0%
8	One South Broad Street	JPMCB	1	46,500,000	4.3	433,984	Office	1.47x	10.0%	75.0%	61.6%
9	Torrance Towne Center	JPMCB	1	46,000,000	4.3	262,272	Retail	1.56x	9.7%	71.7%	65.2%
10	Embassy Suites Minneapolis	JPMCB	1	39,060,255	3.6	310	Hotel	1.64x	10.5%	64.9%	53.4%

Top 3 Total / Weighted Average			3	$276,360,000	25.8%			1.83x	10.8%	59.4%	52.6%
Top 5 Total / Weighted Average			9	$392,646,911	36.6%			1.73x	10.8%	61.3%	54.4%
Top 10 Total / Weighted Average			22	$622,217,573	58.0%			1.70x	10.6%	64.1%	57.1%

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Debt	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	West County Center	$130,000,000	$60,000,000	$190,000,000	JPMCC 2012-LC9	Midland Loan Services	Rialto Capital Advisors	JPMCC 2012-LC9

AB Whole Loan Summary

				Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	B-Note	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
3	360 North Crescent	$65,000,000	$8,000,000	$73,000,000	1.51x	1.26x	50.7%	56.9%	8.9%	7.9%

Existing Third Party Mezzanine Debt Summary

			Mezzanine	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Loan	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
4	Summit Woods Shopping Center	$59,000,000	$9,000,000	$68,000,000	1.39x	1.12x	63.0%	72.6%	9.6%	8.4%
5	Greenfield Office Portfolio II	$57,286,911	$9,942,000	$67,228,911	1.61x	1.22x	68.6%	80.5%	11.7%	10.0%

Previous Securitization History

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
1	West County Center	Des Peres, MO	Retail	$130,000,000	12.1%	LBUBS 2003-C3
3	360 North Crescent	Beverly Hills, CA	Office	$65,000,000	6.1%	BSCMS 2003-PWR2
4	Summit Woods Shopping Center	Lee’s Summit, MO	Retail	$59,000,000	5.5%	CSFB 2002-CKS4
8	One South Broad Street	Philadelphia, PA	Office	$46,500,000	4.3%	WBCMT 2003-C5
9	Torrance Towne Center	Torrance, CA	Retail	$46,000,000	4.3%	LBUBS 2004-C2
12	Salem Center	Salem, OR	Retail	$33,250,000	3.1%	LBUBS 2003-C8
16	Encino Office Park	Encino, CA	Office	$24,550,000	2.3%	GCCFC 2003-C2
24	Sheraton Suites Columbus	Columbus, OH	Hotel	$12,321,098	1.1%	CCMSC 1998-2
26	Paseo Sepulveda	Los Angeles, CA	Retail	$11,000,000	1.0%	LBUBS 2005-C7
27	Gainey Hotel Suites	Scottsdale, AZ	Hotel	$10,000,000	0.9%	JPMCC 2006-LDP6
31	Falls of West Oaks	Houston, TX	Multifamily	$7,713,950	0.7%	GMACC 2002-C1
32	Giant Eagle Chardon	Chardon, OH	Retail	$7,673,190	0.7%	BSCMS 2003-T10
34	High Flex Technology Center	Austin, TX	Office	$6,483,991	0.6%	GMACC 2001-C2
44	Aztec & Oakhill MHPs	Kyle, TX	Manufactured Housing	$1,595,250	0.1%	COMM 2003-LB1A

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
5	Greenfield Office Portfolio II	Hunt Valley, MD	$57,286,911	5.3%	$52,951,964	32.4%	60	56	1.61x	11.7%	68.6%	63.4%
6	National Industrial Portfolio II	Various	49,950,407	4.7	46,056,540	28.2	60	57	1.53x	11.0%	72.2%	66.6%
12	Salem Center	Salem, OR	33,250,000	3.1	31,140,810	19.0	60	59	1.79x	11.9%	75.6%	70.8%
22	Deacon’s Station	Winston Salem, NC	15,000,000	1.4	14,023,807	8.6	60	60	1.45x	9.0%	70.1%	65.5%
24	Sheraton Suites Columbus	Columbus, OH	12,321,098	1.1	11,363,453	6.9	60	58	1.94x	12.3%	64.8%	59.8%
30	Summer Place	Stamford, CT	8,750,000	0.8	8,025,919	4.9	60	60	1.27x	8.4%	67.3%	61.7%

Total / Weighted Average:			$176,558,416	16.5%	$163,562,494	100.0%	60	58	1.61x	11.2%	70.7%	65.5%

Class A-3

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class	Term	Term	DSCR	Yield	LTV Ratio	LTV Ratio
11	Amazon Fulfillment Center	Charleston, TN	$38,500,000	3.6%	$38,500,000	71.1%	84	83	2.42x	10.3%	64.2%	64.2%
19	Cypress Village	Cypress, TX	$17,050,000	1.6	$15,570,625	28.8	84	82	1.35x	8.5%	72.6%	66.3%

Total / Weighted Average:			$55,550,000	5.2%	$54,070,625	99.9%	84	83	2.09x	9.7%	66.8%	64.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Principal Balances			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
$773,500	-	$9,999,999	18	$99,201,974	9.3%	4.74787%	113	1.80x	10.7%	62.2%	54.9%
$10,000,000	-	$24,999,999	12	191,455,620	17.9	4.85083%	107	1.68x	10.9%	64.6%	56.5%
$25,000,000	-	$49,999,999	10	388,638,662	36.3	4.47551%	103	1.76x	10.5%	67.9%	61.2%
$50,000,000	-	$99,999,999	4	262,646,911	24.5	4.51854%	105	1.54x	10.2%	64.0%	57.8%
$100,000,000	-	$130,000,000	1	130,000,000	12.1	3.40000%	120	2.12x	11.9%	55.9%	47.6%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Mortgage Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
3.40000%	-	4.00000%	1	$130,000,000	12.1%	3.40000%	120	2.12x	11.9%	55.9%	47.6%
4.00001%	-	4.30000%	6	232,268,000	21.7	4.11906%	113	1.81x	9.8%	62.6%	57.3%
4.30001%	-	4.55000%	8	198,799,190	18.5	4.38882%	116	1.64x	10.4%	68.3%	60.0%
4.55001%	-	4.75000%	8	136,963,901	12.8	4.70422%	71	1.64x	10.8%	69.1%	63.9%
4.75001%	-	4.95000%	11	272,532,871	25.4	4.88872%	103	1.67x	10.8%	64.5%	57.6%
4.95001%	-	5.15000%	5	52,907,421	4.9	5.00976%	119	1.63x	11.2%	66.2%	57.5%
5.15001%	-	5.35000%	3	37,597,365	3.5	5.20986%	118	1.49x	11.0%	64.2%	53.4%
5.35001%	-	5.50000%	3	10,874,419	1.0	5.43081%	118	1.76x	13.0%	63.3%	48.2%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Original Term to Maturity/ARD in Months(1)(2)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
60	6	$176,558,416	16.5%	4.76892%	58	1.61x	11.2%	70.7%	65.5%
84	2	55,550,000	5.2	4.18302%	83	2.09x	9.7%	66.8%	64.8%
120	37	839,834,751	78.3	4.39788%	119	1.74x	10.6%	62.9%	55.1%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Remaining Term to Maturity/ARD in Months(1)(2)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
56	-	60	6	$176,558,416	16.5%	4.76892%	58	1.61x	11.2%	70.7%	65.5%
61	-	120	39	895,384,751	83.5	4.38455%	117	1.76x	10.6%	63.1%	55.7%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%
(1) In the case of Loan Nos. 4, 7, 11, 15, 28, 29, 35, 36, 39, 42 and 45 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) With respect to Loan No. 9, the first payment date for the loan is February 1, 2013. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the January 2013 payment for this loan.  Tables presented herein reflect the loan’s contractual loan terms.
(3) In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
Interest-Only	12	$173,081,921	16.1%	4.47840%	111	2.26x	10.7%	58.6%	58.6%
300	6	39,047,609	3.6	5.06517%	119	1.72x	12.3%	63.3%	47.5%
360	27	859,813,637	80.2	4.41368%	106	1.63x	10.6%	65.6%	57.5%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Remaining Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
Interest-Only	12	$173,081,921	16.1%	4.47840%	111	2.26x	10.7%	58.6%	58.6%
298 - 299	4	18,547,609	1.7	5.05773%	118	1.70x	12.4%	62.1%	46.7%
300 - 330	2	20,500,000	1.9	5.07189%	120	1.73x	12.2%	64.3%	48.2%
331 - 360	27	859,813,637	80.2	4.41368%	106	1.63x	10.6%	65.6%	57.5%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
IO-Balloon	12	$480,010,000	44.8%	4.09337%	112	1.70x	10.5%	64.9%	57.7%
Balloon	20	359,851,246	33.6	4.82731%	97	1.59x	11.1%	66.6%	56.6%
ARD-Interest Only	10	152,081,921	14.2	4.46471%	110	2.24x	10.6%	59.9%	59.9%
ARD-IO-Balloon	1	59,000,000	5.5	4.92800%	119	1.39x	9.6%	63.0%	54.4%
Interest Only	2	21,000,000	2.0	4.57752%	119	2.44x	11.7%	49.7%	49.7%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Underwritten Net Cash Flow Debt Service Coverage Ratios(3)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
1.27x	-	1.30x	2	$13,850,000	1.3%	4.69161%	82	1.28x	8.5%	69.7%	62.4%
1.31x	-	1.40x	3	79,250,000	7.4	4.80236%	111	1.38x	9.3%	65.5%	57.3%
1.41x	-	1.50x	8	195,723,865	18.3	4.57341%	115	1.47x	10.2%	69.3%	58.3%
1.51x	-	1.60x	6	182,380,851	17.0	4.36336%	102	1.53x	9.9%	63.1%	57.0%
1.61x	-	1.75x	9	222,799,129	20.8	4.70921%	102	1.64x	11.2%	68.2%	59.6%
1.76x	-	2.00x	8	131,548,323	12.3	4.87687%	98	1.89x	11.4%	65.5%	61.2%
2.01x	-	2.25x	4	151,757,000	14.2	3.58451%	120	2.12x	11.8%	55.9%	48.8%
2.26x	-	2.78x	5	94,634,000	8.8	4.19129%	104	2.48x	10.8%	58.0%	58.0%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%
(1) In the case of Loan Nos. 4, 7, 11, 15, 28, 29, 35, 36, 39, 42 and 45 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) With respect to Loan No. 9, the first payment date for the loan is February 1, 2013. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the January 2013 payment for this loan.  Tables presented herein reflect the loan’s contractual loan terms.
(3) In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

LTV Ratios as of the Cut-off Date(3)(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
46.7%	-	49.9%	1	$10,000,000	0.9%	4.50000%	119	2.78x	12.7%	46.7%	46.7%
50.0%	-	54.9%	6	119,160,250	11.1	4.20118%	119	1.88x	9.8%	52.2%	49.6%
55.0%	-	59.9%	3	147,098,503	13.7	3.52462%	120	2.12x	11.8%	56.2%	48.3%
60.0%	-	64.9%	15	305,539,128	28.5	4.83714%	112	1.76x	10.7%	63.2%	55.8%
65.0%	-	69.9%	11	192,734,879	18.0	4.72650%	98	1.54x	10.8%	67.9%	59.0%
70.0%	-	75.6%	9	297,410,407	27.7	4.42108%	97	1.56x	10.4%	72.9%	65.7%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
40.6%	-	44.9%	2	$9,268,440	0.9%	4.69612%	118	1.62x	11.8%	59.2%	43.8%
45.0%	-	49.9%	7	237,724,626	22.2	3.85739%	120	1.92x	11.1%	55.0%	47.2%
50.0%	-	54.9%	13	241,264,764	22.5	4.84070%	118	1.73x	10.7%	61.8%	53.5%
55.0%	-	59.9%	5	95,037,098	8.9	4.46216%	112	1.64x	10.4%	66.8%	56.6%
60.0%	-	70.8%	18	488,648,239	45.6	4.53367%	94	1.68x	10.5%	69.8%	64.5%
Total / Weighted Average:			45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
Yield Maintenance	25	$751,406,582	70.1%	4.30227%	102	1.79x	10.7%	63.8%	56.9%
Defeasance	15	258,385,664	24.1	4.76846%	119	1.54x	10.6%	66.9%	57.7%
Defeasance or Yield Maintenance	5	62,150,921	5.8	4.87519%	119	1.97x	10.5%	61.1%	61.1%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)(2)	DSCR(3)	DY(3)	LTV(3)(4)	LTV(1)(3)(4)
Refinance	26	$600,881,425	56.1%	4.38047%	116	1.70x	10.7%	62.2%	53.5%
Acquisition	19	471,061,742	43.9	4.53381%	96	1.79x	10.7%	67.2%	62.2%
Total / Weighted Average:	45	$1,071,943,167	100.0%	4.44786%	107	1.74x	10.7%	64.4%	57.3%
(1) In the case of Loan Nos. 4, 7, 11, 15, 28, 29, 35, 36, 39, 42 and 45 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) With respect to Loan No. 9, the first payment date for the loan is February 1, 2013. On the Closing Date, JPMCB will deposit funds sufficient to pay the interest associated with the interest due for the January 2013 payment for this loan.  Tables presented herein reflect the loan’s contractual loan terms.
(3) In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Collateral Characteristics

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(1)	DY(1)	LTV(1)(2)	LTV(1)(2)(3)
Missouri	2	$189,000,000	17.6%	98.4%	1.89x	11.2%	58.1%	49.7%
California	5	151,542,122	14.1	96.4%	1.57x	9.7%	60.4%	55.1%
Pennsylvania	5	146,614,471	13.7	90.1%	1.62x	10.5%	71.9%	63.8%
Texas	18	82,408,495	7.7	91.3%	1.64x	10.9%	65.8%	56.0%
Florida	5	72,143,050	6.7	81.5%	1.48x	10.4%	67.7%	54.5%
Maryland	6	68,626,911	6.4	89.0%	1.67x	11.5%	67.2%	62.8%
New York	5	46,831,460	4.4	99.2%	1.89x	10.3%	62.3%	58.7%
Tennessee	2	39,149,243	3.7	99.9%	2.40x	10.3%	64.2%	64.0%
Minnesota	1	39,060,255	3.6	74.0%	1.64x	10.5%	64.9%	53.4%
Oregon	1	33,250,000	3.1	82.5%	1.79x	11.9%	75.6%	70.8%
Alabama	2	28,805,867	2.7	73.2%	1.87x	11.6%	64.1%	54.5%
North Carolina	2	25,620,000	2.4	90.7%	1.67x	9.7%	65.9%	63.2%
Ohio	2	19,994,288	1.9	84.6%	1.82x	12.1%	63.1%	53.9%
New Jersey	2	15,571,000	1.5	100.0%	2.04x	10.7%	59.8%	59.8%
Massachusetts	1	15,458,260	1.4	64.7%	1.53x	11.0%	72.2%	66.6%
Michigan	5	15,448,780	1.4	83.5%	1.50x	12.1%	63.1%	52.4%
Illinois	4	14,558,400	1.4	98.9%	1.84x	9.8%	67.2%	61.3%
Virginia	2	13,744,237	1.3	100.0%	2.04x	10.3%	58.4%	54.4%
South Carolina	2	10,088,241	0.9	96.5%	1.46x	10.2%	64.9%	53.7%
Arizona	1	10,000,000	0.9	53.7%	2.78x	12.7%	46.7%	46.7%
Arkansas	2	8,805,736	0.8	100.0%	1.99x	10.4%	64.5%	64.5%
Connecticut	1	8,750,000	0.8	100.0%	1.27x	8.4%	67.3%	61.7%
Colorado	1	7,476,308	0.7	100.0%	1.53x	11.0%	72.2%	66.6%
Delaware	1	5,600,000	0.5	100.0%	2.47x	10.8%	54.6%	54.6%
Kentucky	1	3,396,042	0.3	97.5%	1.46x	10.2%	64.9%	53.7%
Total / Weighted Average:	79	$1,071,943,167	100.0%	91.3%	1.74x	10.7%	64.4%	57.3%
(1) In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2) In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” value.
(3) In the case of Loan Nos. 4, 7, 11, 15, 28, 29, 35, 36, 39, 42 and 45 which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN  OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(1)	DY(1)	LTV(1)(2)	LTV(1)(2)(3)
Retail	Anchored	4	$197,360,000	18.4%	95.4%	1.57x	10.1%	68.1%	61.5%
	Regional Mall	2	163,250,000	15.2	94.6%	2.05x	11.9%	59.9%	52.3%
	Freestanding	25	121,255,111	11.3	100.0%	2.14x	10.7%	58.5%	57.5%
	Subtotal	31	$481,865,111	45.0%	96.3%	1.88x	10.9%	62.9%	57.4%
Office	CBD	4	$171,350,000	16.0%	90.4%	1.48x	9.7%	63.6%	53.5%
	Suburban	11	104,224,656	9.7	86.2%	1.56x	11.4%	67.0%	60.6%
	Medical	2	6,777,529	0.6	85.9%	1.50x	12.1%	63.1%	52.4%
	Subtotal	17	$282,352,185	26.3%	88.7%	1.51x	10.4%	64.8%	56.1%
Hotel	Full Service	4	$85,675,535	8.0%	70.1%	1.88x	11.4%	62.5%	53.3%
	Limited Service	6	40,815,644	3.8	79.7%	1.74x	12.1%	64.6%	49.9%
	Subtotal	10	$126,491,179	11.8%	73.2%	1.84x	11.6%	63.2%	52.2%
Industrial	Warehouse/Distribution	4	$39,577,481	3.7%	86.2%	1.53x	11.0%	72.2%	66.6%
	Warehouse	1	38,500,000	3.6	100.0%	2.42x	10.3%	64.2%	64.2%
	Warehouse/Refrigerated	2	10,372,926	1.0	100.0%	1.53x	11.0%	72.2%	66.6%
	Subtotal	7	$88,450,407	8.3%	93.8%	1.92x	10.7%	68.7%	65.6%
Multifamily	Student Housing	7	$36,375,085	3.4%	92.2%	1.46x	9.7%	67.0%	58.6%
	Garden	2	24,763,950	2.3	95.5%	1.42x	9.3%	69.2%	61.5%
	Mid Rise	1	13,000,000	1.2	97.1%	1.48x	9.1%	66.7%	58.4%
	High Rise	1	5,100,000	0.5	97.8%	1.30x	8.6%	73.9%	63.6%
	Conventional	1	3,200,000	0.3	98.5%	1.33x	8.9%	74.4%	64.0%
	Subtotal	12	$82,439,034	7.7%	94.5%	1.43x	9.4%	68.3%	59.9%
Mixed Use	Retail/Office	1	$8,750,000	0.8%	100.0%	1.27x	8.4%	67.3%	61.7%
	Subtotal	1	$8,750,000	0.8%	100.0%	1.27x	8.4%	67.3%	61.7%
Manufactured Housing	Manufactured Housing	1	$1,595,250	0.1%	93.2%	1.61x	12.3%	53.2%	40.6%
Total/Weighted Average:		79	$1,071,943,167	100.0%	91.3%	1.74x	10.7%	64.4%	57.3%
(1) In the case of Loan No. 1, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2) In the case of Loan No. 8, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” value.
(3) In the case of Loan Nos. 4, 7, 11, 15, 28, 29, 35, 36, 39, 42 and 45 which have anticipated repayment dates, Maturity Date LTV is as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN  OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN  OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$130,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$130,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	12.1%	Net Rentable Area (SF):	743,945
Loan Purpose:	Refinance	Location:	Des Peres, MO
Borrower:	West County Mall CMBS, LLC	Year Built / Renovated:	2002 / 2009
Sponsor:	CBL/T-C, LLC	Occupancy:	97.7%
Interest Rate:	3.40000%	Occupancy Date:	10/30/2012
Note Date:	12/4/2012	Number of Tenants:	136
Maturity Date:	12/1/2022	2009 NOI:	$21,361,244
Interest-only Period:	36 months	2010 NOI:	$23,116,473
Original Term:	120 months	2011 NOI:	$23,542,127
Original Amortization:	360 months	TTM NOI(2):	$23,145,847
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$31,739,128
Lockbox:	CMA	UW Expenses:	$9,087,548
Additional Debt(1):	Yes	UW NOI:	$22,651,580
Additional Debt Balance(1):	$60,000,000	UW NCF:	$21,454,977
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$340,000,000 / $457
		Appraisal Date:	11/2/2012

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$255
Taxes:	$240,613	$240,613	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other:	$898,086	$0	N/A	UW NOI Debt Yield:	11.9%

(1) The statistical information shown above and any information referenced herein reflect the aggregate indebtedness evidenced by the Whole Loan of $190,000,000.
(2) TTM NOI represents the trailing twelve months ending September 30, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The West County Center loan is secured by a first mortgage lien on 743,945 square feet of an approximately 1.2 million square foot regional mall located in Des Peres, Missouri. The loan has an outstanding principal balance of $190.0 million (the “Whole Loan”), which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $130.0 million and is being contributed to the JPMCC 2012-LC9 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60.0 million, and is currently held by JPMCB and is expected to be contributed to a future securitized trust.  The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Directing Certificateholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 36-month interest only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan were used to refinance previously existing debt of approximately $142.9 million, fund upfront reserves of $1.1 million, pay closing costs of $0.3 million and return $45.7 million of equity to the sponsor. The previously existing debt, with an aggregate original principal balance of $169.8 million, was partially securitized in LBUBS 2003-C3.

The Borrower. The borrowing entity for the loan is West County Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL/T-C, LLC, a Delaware limited liability company.
The borrower is owned by a joint venture comprised of entities affiliated with CBL & Associates Properties, Inc. (“CBL”), TIAA-CREF, and the Dutch pension fund APG, of which CBL is the operating partner. CBL is a publicly-traded real estate investment trust based in Chattanooga, Tennessee. It currently holds interests in or manages 165 properties, including 95 enclosed and open air malls located in 29 states. CBL is a public company listed on the New York Stock Exchange under the symbol “CBL”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

The Property. West County Center is an approximately 1.2 million square foot super regional mall, of which 743,945 square feet serves as collateral for the loan. The property, located in Des Peres, Missouri, a suburb of St. Louis, was originally constructed in 1969, but was demolished, with the exception of the JCPenney store, and rebuilt in September 2002. CBL acquired the property in 2007 for approximately $358.0 million and spent approximately $41.0 million on renovations in 2009. Anchors at the property include Macy’s (266,000 square feet), Nordstrom (185,000 square feet) and JCPenney (199,469 square feet). Of the anchors, only Nordstrom, which is subject to a ground lease with the borrower, is included in the collateral for the loan. Macy’s and JCPenney own their own pads and improvements. Additionally, there are approximately 5,190 surface and structure parking spaces, resulting in a parking ratio of 7.0 spaces per 1,000 square feet of net rentable area.

As of October 2012, the space serving as collateral for the loan was approximately 97.7% leased by 136 tenants, including Dick’s Sporting Goods, Barnes & Noble, XXI Forever, Apple, Victoria’s Secret and American Eagle Outfitters. Non-Anchor occupancy at the mall since 2007 has been over 94.0% and as of October 30, 2012 was 96.2%. Gross mall sales in 2011 were approximately $354.0 million and in-line sales per square foot for stores less than 10,000 square feet were approximately $465, $490, and $492 in 2010, 2011, and the trailing twelve month period ending September 30, 2012, respectively. Occupancy costs for tenants less than 10,000 square feet for 2010, 2011 and the trailing twelve month period ending September 30, 2012 were approximately 13.2%, 13.3% and 13.2%, respectively.

West County Center is located within St. Louis County in the city of Des Peres, approximately 12 miles west of the city of St. Louis and approximately 20 miles from the downtown St. Louis central business district.  Primary access to the area is provided by Interstate 270, which circles the city of St. Louis and inner portions of St. Louis County and connects to Interstates 44, 55, 64 and 70. Interstate 270 runs directly along the western perimeter of the property, providing unobstructed views of the property from the interstate. Access to the property from Interstate 270 is provided by Manchester Road, a major thoroughfare that runs east/west across St. Louis County.

According to the appraisal, the property has a primary trade area consisting of an approximately five mile radius that contains 160,000 people with a median household income of $75,890. The property is located in St. Louis County which has a population of approximately 1.0 million people with a median household income of $57,230.  There are five other malls in the greater St. Louis area, three of which, Chesterfield Mall, South County Center and Mid Rivers Mall, are managed by CBL and two, St. Louis Galleria and Plaza Frontenac, are managed by General Growth Properties.  The appraisal identified four properties that serve as the competitive set for the property and two properties that are in development and expected to be completed in 2013.  The completed properties in the competitive set range in size from approximately 482,000 to 1.3 million square feet, the oldest of which was built in 1963 and the newest of which was built in 1986. The properties include Plaza Frontenac, a high-end regional shopping center anchored by Saks Fifth Avenue and Neiman Marcus located five miles from the property and three enclosed malls, St. Louis Galleria, Chesterfield Mall and South County Center, which are anchored by retailers including Dillard’s, Macy’s, Nordstrom and Sears and located less than 12 miles from the property.  St. Louis Galleria is considered the property’s most direct competitor given its location approximately nine miles from the property. It is also anchored by Macy’s and Nordstrom. The two premium outlet malls that are under construction are located within 15 miles of the property and will be anchored by retailers including Saks Fifth Avenue, Ann Taylor, Brooks Brothers, Banana Republic, and the Gap.  The competitive set for the property has a weighted average occupancy of 96.0%.

Historical and Current Occupancy(1)
	2007	2008	2009	2010	2011	Current(2)
Non-Anchor(3)	97.1%	96.7%	95.2%	94.5%	98.8%	96.2%
Total Mall(4)	88.2%	97.7%	98.4%	98.1%	99.6%	98.6%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of October 30, 2012.
(3) Excludes tenants over 20,000 square feet.
(4) Occupancy includes loan collateral and non-collateral anchors.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011	TTM(2)
In-line Sales PSF	$458	$444	$465	$490	$492
Occupancy Costs	15.0%	14.3%	13.2%	13.3%	13.2%
(1) In-line Sales PSF and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for a full year.
(2) TTM represents the trailing twelve months ending September 30, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Nordstrom(4)	Baa1 / A- / A-	185,000	24.9%	$0.00	$235	NAP	2/28/2023
Dick’s Sporting Goods(5)	NA / NA / NA	81,952	11.0%	$16.17	$206	7.9%	1/31/2018
Barnes & Noble	NA / NA / NA	30,000	4.0%	$21.02	$207	10.2%	1/31/2019
XXI Forever	NA / NA / NA	20,000	2.7%	$57.18	$225	24.5%	1/31/2020
H & M	NA / NA / NA	14,210	1.9%	$30.40	$302	14.6%	6/30/2015
Victoria’s Secret	Ba2 / BB+ / BB+	12,000	1.6%	$42.00	$636	9.9%	1/31/2023
Express	NA / BB / NA	11,119	1.5%	$51.39	$461	16.1%	1/31/2013
American Eagle Outfitters	NA / NA / NA	9,821	1.3%	$51.69	$479	15.6%	1/31/2016
Brooks Brothers(6)	NA / NA / NA	9,000	1.2%	$27.41	$211	13.0%	6/30/2013
McCormick & Schmick’s	Caa1 / B / NA	8,564	1.2%	$31.00	$306	13.0%	2/28/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents the trailing twelve month period ending September 30, 2012 for all tenants.
(4) Nordstrom ground leases their site from the borrower and does not pay any rent under the terms of its ground lease but does pay CAM reimbursements.
(5) The annual contractual rent for Dick’s Sporting Goods is $1.32 million.
(6) Brooks Brothers pays percentage rent in lieu of base rent.  The Base Rent was derived as the product of their percentage rent owed and their trailing twelve month ending September 30, 2012 sales.  Occupancy cost equates to percentage rent owed.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,013	2.3%	NAP	NAP	17,013	2.3%	NAP	NAP
2012 & MTM	7	9,914	1.3	$713,859	3.2%	26,927	3.6%	$713,859	3.2%
2013	37	135,923	18.3	6,682,278	30.0	162,850	21.9%	$7,396,137	33.2%
2014	8	19,027	2.6	972,762	4.4	181,877	24.4%	$8,368,899	37.5%
2015	11	29,556	4.0	1,281,642	5.7	211,433	28.4%	$9,650,541	43.3%
2016	15	34,115	4.6	1,758,124	7.9	245,548	33.0%	$11,408,665	51.2%
2017	13	34,193	4.6	1,664,467	7.5	279,741	37.6%	$13,073,132	58.6%
2018	8	100,397	13.5	2,322,892	10.4	380,138	51.1%	$15,396,024	69.0%
2019	9	54,502	7.3	1,619,678	7.3	434,640	58.4%	$17,015,702	76.3%
2020	8	49,830	6.7	2,245,342	10.1	484,470	65.1%	$19,261,044	86.4%
2021	5	15,600	2.1	631,633	2.8	500,070	67.2%	$19,892,677	89.2%
2022	7	28,073	3.8	1,008,358	4.5	528,143	71.0%	$20,901,035	93.7%
2023 & Beyond	8	215,802	29.0	1,402,044	6.3	743,945	100.0%	$22,303,079	100.0%
Total	136	743,945	100.0%	$22,303,079	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$20,626,722	$21,692,832	$22,081,975	$22,467,056	$22,303,079	$29.98	68.3%
Vacant Income	0	0	0	0	837,625	1.13	2.6
Gross Potential Rent	$20,626,722	$21,692,832	$22,081,975	$22,467,056	$23,140,704	$31.11	70.8%
Total Reimbursements	8,436,672	9,191,079	9,330,209	9,430,125	9,523,972	12.80	29.2
Net Rental Income	$29,063,395	$30,883,912	$31,412,184	$31,897,181	$32,664,677	$43.91	100.0%
(Vacancy/Credit Loss)	(70,378)	(73,240)	(33,931)	0	(1,354,836)	(1.82)	(4.1)
Other Income	442,211	433,205	602,134	429,288	429,288	0.58	1.3
Effective Gross Income	$29,435,228	$31,243,877	$31,980,386	$32,326,469	$31,739,128	$42.66	97.2%

Total Expenses	$8,073,984	$8,127,404	$8,438,259	$9,180,622	$9,087,548	$12.22	28.6%

Net Operating Income	$21,361,244	$23,116,473	$23,542,127	$23,145,847	$22,651,580	$30.45	71.4%

Total TI/LC, Capex/RR	0	0	0	0	1,196,604	1.61	3.8
Net Cash Flow	$21,361,244	$23,116,473	$23,542,127	$23,145,847	$21,454,977	$28.84	67.6%
Average Annual Rent PSF(3)	$37.59	$40.42	$39.68
(1) TTM column represents the trailing twelve month period ending September 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Average Annual Rent PSF is based on historical financial statements and leased square footage.  Nordstrom and vacant space are excluded from the calculation.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $898,086 for outstanding tenant improvements and leasing commissions associated with six tenants and $240,613 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, excluding taxes associated with the Nordstrom space, which currently equates to $240,613.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve fund is waived so long as (i) no event of default has occurred and is continuing and (ii) the DSCR is greater than 1.35x for the two previous consecutive calendar quarters based upon the trailing twelve month period immediately proceeding the date of determination. During a period where the DSCR is below 1.35x, the borrower is required to deposit $12,400 per month ($0.20 per square foot annually) for TI/LC reserves.  The reserve is subject to a cap of $446,400 ($0.60 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the ongoing tenant improvements and leasing commissions reserve is waived so long as (i) no event of default shall have occurred and is continuing and (ii) the DSCR is greater than 1.35x for the two previous consecutive calendar quarters based upon the trailing twelve month period immediately preceding the date of determination.  During a period where the DSCR is below 1.35x, the borrower is required to deposit $86,794 per month ($1.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $3,124,584 ($4.20 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager provided, however, if such bankruptcy action was involuntary and not consented to by borrower or manager as applicable, upon such bankruptcy not being discharged, stayed or dismissed within ninety days; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.20x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

Release Parcels.  Part of the property includes three vacant parcels of land with respect to which no rent was underwritten and no value was attributed in the appraisal. The borrower will have the right to freely release these parcels as collateral for the loan subject to satisfying certain conditions in the loan documents. The outparcels may not be released if, after giving effect to the outparcel release, the loan-to-value ratio exceeds 125%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 1 – West County Center

Renovation of Parking Garages. Certain portions of the parking garages located on or serving the property are in the process of being repaired. The total cost of such repairs is estimated to be approximately $26.0 million. To date, approximately $8.0 million has been spent toward completion of the repairs. The anticipated date of completion is in October 2013.  CBL has signed a completion guaranty for the remaining work to be completed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$81,360,000	Title:	Fee
Cut-off Date Principal Balance:	$81,360,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	7.6%	Net Rentable Area (SF):	765,155
Loan Purpose:	Acquisition	Location:	Homestead, PA
Borrowers(1):	Various	Year Built / Renovated:	2001 / N/A
Sponsor:	M & J Wilkow Ltd.	Occupancy:	89.2%
Interest Rate:	4.34900%	Occupancy Date:	9/7/2012
Note Date:	10/1/2012	Number of Tenants:	57
Maturity Date:	10/6/2022	2009 NOI:	$8,846,669
Interest-only Period:	60 months	2010 NOI:	$8,885,591
Original Term:	120 months	2011 NOI:	$9,253,452
Original Amortization:	360 months	TTM NOI(2):	$9,053,338
Amortization Type:	IO-Balloon	UW Economic Occupancy:	87.1%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$15,621,652
Lockbox:	CMA	UW Expenses:	$6,949,307
Additional Debt:	N/A	UW NOI:	$8,672,345
Additional Debt Balance:	N/A	UW NCF:	$7,877,847
Additional Debt Type:	N/A	Appraised Value / Per SF:	$113,000,000 / $148
		Appraisal Date:	8/14/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$277,505	$277,505	N/A	Maturity Date Loan / SF:	$97
Insurance:	$89,250	$12,750	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$0	$10,798	$388,455	Maturity Date LTV:	65.7%
TI/LC:	$2,212,215	$31,862	$1,500,000	UW NCF DSCR:	1.62x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

(1)  The borrowers are M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC and M & J - BIG Waterfront Market Amity, LLC.
(2)	TTM NOI represents the trailing twelve month period ending May 31, 2012.
(3)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Waterfront loan has an outstanding principal balance of approximately $81.4 million and is secured by a first mortgage lien on an anchored shopping center totaling 765,155 square feet, located in Homestead, Pennsylvania. The loan has a 10-year term, and subsequent to an initial 60-month interest-only period, amortizes on a 30-year schedule. The loan proceeds, along with sponsor equity of approximately $37.4 million, were used to acquire the property for $112.3 million, fund upfront reserves of $2.6 million and pay closing costs of $3.9 million.

The Borrowers. The borrowing entities for the loan are M & J - BIG Waterfront Town Center I, LLC, M & J - BIG Waterfront Town Center II, LLC, M & J - BIG Waterfront Amity Square, LLC, M & J - BIG Waterfront Market, LLC and M & J - BIG Waterfront Market Amity, LLC, each of which are Delaware limited liability companies and special purpose entities.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is M & J Wilkow Ltd. (“M & J Wilkow”). M & J Wilkow is a family owned full service real estate investment and operating company founded in 1939 and headquartered in Chicago, Illinois. The company owns and manages a current portfolio of 32 properties in 11 states totaling approximately 5.8 million square feet with a current estimated market value of $950 million. The sponsor has co-invested or acted as fiduciary for numerous institutional clients, including UBS, CALSTRS, Prudential, State Street, GE and AEW. M & J Wilkow’s partner for The Waterfront is BIG Shopping Centers USA, Inc. (“Big USA”), the U.S. subsidiary of BIG Shopping Centers Ltd., a publicly traded Israeli company and one of the largest retail owner/developers in Israel. BIG USA has been investing in U.S. retail real estate since 2010, and currently owns a portfolio of 25 retail properties located in eight states totaling 4.5 million square feet. The majority of BIG USA’s retail ownership was acquired through joint ventures with Kimco Realty Partners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

The Property. The Waterfront is a 765,155 square foot anchored shopping center contained within a larger master development, and located along a two mile stretch of Waterfront Drive, which runs adjacent to the Monongahela River in Homestead, Pennsylvania, approximately three miles southeast of the Pittsburgh central business district. The south end of the property is connected via the Homestead Grays Bridge to the suburban markets of Greenfield and Squirrel Hill. Additionally, The Waterfront is located within four miles of both the University of Pittsburgh and the Carnegie Mellon University with a current student enrollment of approximately 29,000 and 12,000, respectively. The Waterfront is located in an infill suburban location within Pittsburgh, with a one, three, and five-mile radius population of 10,969, 123,031, and 337,772, respectively as of 2012.

The property is divided into five retail properties as described in the chart below, each of which is owned by a separate borrowing entity. These five retail properties are comprised of an aggregate 14 retail buildings and one, two-story parking garage. The Waterfront is currently 89.2% leased by 57 tenants.

The Waterfront Description
Property	Type	Net Rentable Area (SF)	Current Occupancy(1)	Major Tenants
Waterfront Town Center	Lifestyle Shopping Center	405,987	89.8%	Loews Theater, Dave & Buster’s, Barnes & Noble
Market on the Waterfront	Power Center	251,106	100.0%	Best Buy, Bed Bath & Beyond, Marshall's
Waterfront Market Amity	Big Box Retail	85,990	52.3%	Dick's Sporting Goods
Amity Square at the Waterfront	Strip Center	13,722	100.0%	Men's Wearhouse, Mattress Discounters
Market on the Waterfront II	Restaurant Outparcel	8,350	100.0%	Mitchell's Fish Market
Total		765,155	89.2%
(1)  Occupancy as of September 7, 2012.

The property consists of only the retail component of The Waterfront master-planned development (the “Master Development”). The Master Development consists of over 265 acres with a mix of retail, office, residential and hotel properties.  In addition to the retail component, the master development includes four office buildings, all owner occupied by tenants Eat’n Park corporate headquarters, GAI Consultants, Allegheny Intermediate Unit (County School System) and the Waterfront Medical Association. The Master Development also includes a Marriott Courtyard hotel, and two limited service hotels currently under development (Hampton Inn & Suites and a Holiday Inn Express) as well as a 225-unit, Class A upscale multifamily development.  The office, residential and hotel properties at the Master Development do not constitute collateral for the loan. Certain anchor retail tenants within the Master Development own their own parcels and are considered shadow anchors and do not constitute collateral for the loan. These shadow anchors include a Lowe’s Home Improvement Center located immediately northeast of Market on the Waterfront, a Target located adjacent to Dick’s Sporting Goods at Waterfront Market Amity, a Giant Eagle located adjacent to Marshall’s at Market on the Waterfront, a Macy’s located adjacent to Dave & Buster’s at Waterfront Town Center and a Costco located across from the Loews Theater on Waterfront Drive at Waterfront Town Center. The South Pittsburgh retail submarket is 4.6% vacant with an average quoted rent of $13.12 per square foot as of mid-year 2012 according to the appraisal.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
92.0%	92.1%	90.1%	89.2%
 (1)  Historical Occupancies are the average occupancy of each respective year.
 (2)  Current Occupancy as of September 7, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Loews Theater	B2 / B / B	117,248	15.3%	$8.53	$395,465	25.4%	12/31/2020
Dave & Buster’s	NA / B- / NA	59,760	7.8%	$18.15	$169	10.7%	12/27/2020
Dick’s Sporting Goods	NA / NA / NA	45,000	5.9%	$10.00	$172	9.8%	1/31/2022
Bed Bath & Beyond	NA / BBB+ / NA	38,000	5.0%	$14.28	$178	8.0%	1/31/2016
Best Buy	Baa2 / BB+ / BB+	30,055	3.9%	$14.50	NAV	NAV	1/31/2014
T.J. Maxx	A3 / A / NA	30,000	3.9%	$10.00	$219	7.4%	1/31/2017
Marshall’s	A3 / A / NA	30,000	3.9%	$12.71	$222	8.6%	1/31/2016
Designer Shoe Warehouse	NA / NA / NA	25,529	3.3%	$20.27	$163	16.5%	11/30/2015
Old Navy	NA / NA / NA	25,000	3.3%	$12.00	$124	15.0%	2/28/2013
Michael’s	B3 / B / NA	23,847	3.1%	$13.20	NAV	NAV	8/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales for all tenants available which is the last full year available for all tenants. Loews Theater sales represented are sales per screen based upon a total of 22 screens. The tenant only reports box office sales.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	82,405	10.8%	NAP	NAP	82,405	10.8%	NAP	NAP
2012 & MTM	2	9,925	1.3	$167,805	1.5%	92,330	12.1%	$167,805	1.5%
2013	6	42,000	5.5	524,785	4.7	134,330	17.6%	$692,590	6.2%
2014	5	39,216	5.1	652,738	5.8	173,546	22.7%	$1,345,327	12.0%
2015	10	60,572	7.9	1,374,994	12.3	234,118	30.6%	$2,720,321	24.3%
2016	12	149,105	19.5	2,328,896	20.8	383,223	50.1%	$5,049,217	45.2%
2017	11	121,796	15.9	2,381,184	21.3	505,019	66.0%	$7,430,401	66.5%
2018	1	6,500	0.8	197,275	1.8	511,519	66.9%	$7,627,676	68.2%
2019	2	8,100	1.1	216,852	1.9	519,619	67.9%	$7,844,528	70.2%
2020	3	185,358	24.2	2,546,101	22.8	704,977	92.1%	$10,390,630	93.0%
2021	1	1,314	0.2	47,304	0.4	706,291	92.3%	$10,437,934	93.4%
2022	4	58,864	7.7	739,230	6.6	765,155	100.0%	$11,177,164	100.0%
2023 & Beyond	0	0	0.0	0	0.0	765,155	100.0%	$11,177,164	100.0%
Total	57	765,155	100.0%	$11,177,164	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$11,493,192	$11,359,154	$11,450,788	$11,546,606	$11,177,164	$14.61	62.8%
Vacant Income	0	0	0	0	1,611,201	2.11	9.1
Gross Potential Rent	$11,493,192	$11,359,154	$11,450,788	$11,546,606	$12,788,365	$16.71	71.9%
Total Reimbursements	3,721,000	4,126,369	4,430,834	4,184,657	5,006,889	6.54	28.1
Net Rental Income	$15,214,192	$15,485,523	$15,881,621	$15,731,263	$17,795,254	$23.26	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,291,561)	(2.99)	(12.9)
Other Income	149,959	89,715	114,356	117,959	117,959	0.15	0.7
Effective Gross Income	$15,364,151	$15,575,238	$15,995,978	$15,849,222	$15,621,652	$20.42	87.8%

Total Expenses	$6,517,482	$6,689,647	$6,742,526	$6,795,883	$6,949,307	$9.08	44.5%

Net Operating Income	$8,846,669	$8,885,591	$9,253,452	$9,053,338	$8,672,345	$11.33	55.5%

Total TI/LC, Capex/RR	0	41,473	35,000	0	794,498	1.04	5.1
Net Cash Flow	$8,846,669	$8,844,118	$9,218,452	$9,053,338	$7,877,847	$10.30	50.4%
(1) TTM column represents the trailing twelve month period ending May 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 2 – The Waterfront

Property Management. The property is managed by M & J Wilkow Properties, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $1,500,000 for ongoing tenant improvements and leasing commissions, $712,215 for outstanding tenant improvements and leasing commissions, $277,505 for real estate taxes and $89,250 for insurance costs.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $277,505.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated annual insurance payments monthly, which currently equates to $12,750. Deposits are waived if an acceptable blanket policy is in place, and all premiums are paid up to date.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $10,798 (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $388,455 (approximately $0.50 per square foot).

TI/LC Reserves - Monthly deposits to the TI/LC Reserve are waived until the balance in the reserve falls below $1,500,000, at which point the borrower will be required, on a monthly basis, to deposit $31,862 (approximately $0.51 per square foot annually). The reserve is subject to a cap of $1,500,000 (approximately $1.96 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, the borrower will establish a segregated cash management account to be held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default under the loan; (ii) an event of default under the property management agreement; (iii) the DSCR falls below 1.10x; or (iv) the failure of Loews Theater and/or Dave & Buster’s to give notice to vacate or to renew their leases within 12 months prior to their expiration thereof. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox will be deemed additional security for the loan.

TIF Financing. Certain portions of the public improvements located at the Master Development (primarily consisting of utilities and Waterfront Drive) were financed via tax incremental financing (“TIF”) bonds that were issued by a TIF district consisting of the three municipalities in which the Master Development is located. Under the terms of the TIF agreement, a portion of the real estate taxes generated at the property ($120,000 per annum) are to be deposited with a trustee for the TIF district for maintenance obligations. Approximately $577,000 is currently held by the trustee of the TIF and approximately $166,000 is currently on reserve at the owners association of the Master Development, in each case allocated to either perform any maintenance obligations under the TIF or reimburse the municipalities for their performing such work. See “Description of the Mortgage Pool – Additional Debt – Tax Incremental Financing” in the Free Writing Prospectus.

Release of Property. The borrower may release the parcel occupied by Mitchell’s Fish Market at The Waterfront after the defeasance lockout date in connection with an arm’s length sale of such parcel to a third party, provided that, among other things, (i) no event of default has occurred or is continuing; (ii) the loan is partially defeased in an amount equal to 115% of the amount of the loan allocated to the Mitchell’s parcel; (iii) after giving effect to the partial defeasance, the DSCR is equal to or greater than (a) the DSCR immediately preceding the release and (b) 1.61x; (iv) after giving effect to the partial defeasance, the LTV is no greater than the lesser of (a) the LTV immediately preceding the release and (b) 72.0%; and (v) the lender has obtained a REMIC opinion and a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$65,000,000	Title:	Fee
Cut-off Date Principal Balance:	$65,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.1%	Net Rentable Area (SF):	123,848
Loan Purpose:	Refinance	Location:	Beverly Hills, CA
Borrower:	360 N. Crescent, LLC	Year Built / Renovated:	1937, 1968 / N/A
Sponsor:	Tom Gores	Occupancy:	100.0%
Interest Rate:	4.07620%	Occupancy Date:	12/1/2012
Note Date:	10/23/2012	Number of Tenants(1):	1
Maturity Date:	11/1/2022	2009 NOI:	N/A
Interest-only Period:	60 months	2010 NOI:	$6,890,916
Original Term:	120 months	2011 NOI(2):	$7,140,913
Original Amortization:	360 months	UW Economic Occupancy:	92.0%
Amortization Type:	IO-Balloon	UW Revenues:	$9,205,144
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$3,407,879
Lockbox:	Hard	UW NOI(2):	$5,797,265
Additional Debt:	Yes	UW NCF:	$5,673,417
Additional Debt Balance:	$8,000,000	Appraised Value / Per SF(3):	$128,200,000 / $1,035
Additional Debt Type:	B-Note	Appraisal Date:	9/13/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		A-Note	AB Whole Loan
Taxes:	$222,449	$57,400	N/A	Cut-off Date Loan / SF:	$525	$589
Insurance:	$155,512	$22,217	N/A	Maturity Date Loan / SF:	$477	$539
Replacement Reserves:	$2,065	$2,064	N/A	Cut-off Date LTV:	50.7%	56.9%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	46.1%	52.1%
Other:	$142,920	$0	N/A	UW NCF DSCR:	1.51x	1.26x
				UW NOI Debt Yield:	8.9%	7.9%

(1) Platinum Equity subleases 35,883 square feet to Paradigm Talent Agency at a rate of $57.48 per square foot. The sublease is co-terminus with Platinum Equity’s lease expiration.
(2) UW NOI is lower than 2011 NOI because Platinum Equity’s contractual rent of $51.00 per square foot was marked down to the appraisals concluded market rent.
(3) The appraisal also concluded a “Market Value As-Is Hypothetical Vacant” of $100.0 million ($807 per square foot).
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 360 North Crescent loan is secured by a first mortgage lien on a 123,848 square foot office property located in the Golden Triangle submarket of Beverly Hills, California. The loan has an outstanding principal balance of approximately $73.0 million (the “AB Whole Loan”), which consists of a $65.0 million A-Note and a $8.0 million B-Note. Only the A-Note is an asset of the Trust. The AB Whole Loan has a 10-year term, and subsequent to an initial 60-month interest-only period, amortizes on a 30-year schedule. Proceeds from the AB Whole Loan were used to repay previously existing debt of approximately $36.7 million, pay closing costs of  $1.0 million, fund upfront reserves of $0.5 million, and return $34.8 million to the sponsor. The previously existing debt was securitized in BSCMS 2003-PWR2.

The Borrower. The borrowing entity for the loan is 360 N. Crescent, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Tom Gores, as an individual and as trustee of the Gores Trust dated January 26, 1999. Tom Gores is the founder of Platinum Equity, LLC (“Platinum Equity”), a Los Angeles based private equity firm founded in 1995 that focuses on acquiring non-core divisions of various Fortune 1000 companies. Platinum Equity has completed over 130 transactions and operates a global portfolio of companies across diverse industries. Platinum Equity has $3.5 billion in capital commitments in its Platinum Equity Capital Partners Funds I and II, and was ranked 23rd on Forbes’ 2011 List of Largest Private Companies. The firm has offices in California, New York, Boston and London.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

The Property. The approximately 1.6 acre Neo Georgian office building was designed in 1937 by Paul Williams, a notable architect in Southern California, and originally acted as headquarters for MCA Inc., a music, film, television focused talent agency.  The property is situated in a campus format, and features a courtyard with fountains, columned porticos, and cast iron gates at each end of the courtyard. Tom Gores purchased the property in 2003 to house the headquarters of Platinum Equity, the private equity firm he founded in 1995 and relocated from their office space in Century City. 360 North Crescent consists of two non-contiguous parcels located in Beverly Hills, California.  The first parcel contains two Class A office buildings: 9370 Santa Monica Boulevard and 360 North Crescent Drive. The 9370 Santa Monica Boulevard building is a two-story, 23,453 square foot office building originally developed in 1937. The 360 North Crescent Drive building is a three-story, 100,395 square foot property, originally developed in 1968. The second parcel is 375 North Crescent Drive, which contains a four-level, 432-space parking structure. There is also underground parking at 360 North Crescent Drive, which provides an additional 100 parking spaces, resulting in an overall parking ratio of approximately 4.3 spaces per 1,000 square feet of net rentable area.

As of December 1, 2012, the property was 100.0% leased by one tenant affiliated with the sponsor, Platinum Equity, through October 2027. The property is Platinum Equity’s headquarters. Platinum Equity subleases 35,883 square feet (approximately 29.0% of total net rentable area) to Paradigm Talent Agency (“Paradigm”), which is also affiliated with the sponsor. Paradigm occupies the entire 9370 Santa Monica Boulevard building, as well as a portion of the first floor of the 360 North Crescent Drive building. Paradigm is a national talent agency founded in 1992 by the sponsor’s brother, Sam Gores. The firm has offices in Los Angeles, New York, Monterey, and Nashville and provides representation to clients across the entertainment industry. Paradigm’s sublease and Platinum Equity’s lease are co-terminus.

The property is centrally located in the heart of Beverly Hills, and is located directly across South Santa Monica Boulevard from the Beverly Hills City Hall and the Beverly Hills Courthouse. The property also borders the northeastern edge of the Golden Triangle, which is generally defined by Santa Monica Boulevard to the northwest, Canon Drive to the northeast, and Wilshire Boulevard to the south.  The Golden Triangle is a multiple block area of luxury retail shops including Giorgio Armani, Ermenegildo Zegna, Ralph Lauren, Chanel and Louis Vuitton, as well as several restaurants and services catering to Beverly Hills clientele. The area also benefits from a prominent tenant base on Wilshire Boulevard to the south, which includes the Beverly Wilshire Hotel, Barney’s New York, Saks Fifth Avenue, and Neiman Marcus. The property is bounded by Santa Monica Boulevard to the north, which provides access to the San Diego Freeway (Interstate 405) approximately two miles to the west of Beverly Hills. The San Diego Freeway is a major north/south freeway through the western portion of Los Angeles County and also connects to Santa Monica Freeway (Interstate 10), which is approximately two miles south of Beverly Hills and is a major east/west freeway through the west Los Angeles area.

According to the appraisal, as of the third quarter of 2012, the Beverly Hills office market is comprised of 52 buildings, with approximately 6.3 million square feet of net rentable area, 3.0 million square feet of which is Class A. The Beverly Hills office market has a vacancy rate of 15.8%, with asking rents ranging from $41.34 to $42.62 per square foot. This property is located within the Golden Triangle submarket, which reports a 12.4% vacancy rate with asking rents ranging from $49.13 to $51.65 per square foot. The appraisal identified 25 competitive properties ranging from approximately 41,000 to 262,000 square feet that reported a weighted average occupancy of 87.6% and average asking rental rates ranging from $37.23 to $51.65 per square foot.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
100.0%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 of each respective year. (2) Current Occupancy is as of December 1, 2012.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	Lease Expiration Date
Platinum Equity(3)	NA / NA / NA	123,848	100.0%	$44.00	10/22/2027
(1) Based on the underwritten rent roll.
(2) Platinum Equity’s contractual rent is $51.00 per square foot and Paradigm Talent Agency’s contractual rent is $57.48 per square foot, but each was marked down to the appraisal’s concluded market rent of $44.00 per square foot.
(3) Platinum Equity is subleasing 35,883 square feet to Paradigm Talent Agency, with a co-terminus lease expiration. Paradigm Talent Agency may terminate its sublease at any time during the term of the sublease with 12 months notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2012	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023 & Beyond	1	123,848	100.0	$5,449,312	0.0	123,848	100.0%	$5,449,312	100.0%
Total	1	123,848	100.0%	$5,449,312	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$9,784,180	$10,163,825	$5,449,312	$44.00	54.5%
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$9,784,180	$10,163,825	$5,449,312	$44.00	54.5%
Total Reimbursements	0	0	3,407,879	27.52	34.1
Parking Income	0	0	1,148,400	9.27	11.5
Net Rental Income	$9,784,180	$10,163,825	$10,005,591	$80.79	100.0%
(Vacancy/Credit Loss)	0	0	(800,447)	(6.46)	(8.0)
Other Income	0	0	0	0.00	0.0
Effective Gross Income	$9,784,180	$10,163,825	$9,205,144	$74.33	92.0%

Total Expenses(4)	$2,893,264	$3,022,911	$3,407,879	$27.52	37.0%

Net Operating Income	$6,890,916	$7,140,913	$5,797,265	$46.81	63.0%

Total TI/LC, Capex/RR	0	0	$123,848	1.00	1.3
Net Cash Flow	$6,890,916	$7,140,913	$5,673,417	$45.81	61.6%
(1) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place have been reduced by the lender in order to be in line with the appraisal’s concluded market rent.
(3) Historical Rents in Place include parking, reimbursements and other income.
(4) Underwritten Total Expenses are higher than historical levels primarily due to the increased tax expense that would apply if the property was assessed at the loan amount.

Property Management. The property is self managed by the borrower.

Escrows and Reserves. At closing, the borrower deposited $222,449 for real estate tax reserves, $155,512 for insurance reserves, $142,920 for required replacements and $2,065 for capital expenditures.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $57,400.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premium payments monthly, which currently equates to $22,217.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $2,064 ($0.20 per square foot annually) to the replacement reserves escrow. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 3 – 360 North Crescent

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send a tenant direction letter to the tenant instructing it to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) an event of default; (ii) any bankruptcy action of borrower or manager; (iii) the DSCR on the Whole Loan, based on the trailing twelve month period immediately preceding the date of such determination, falls below 1.20x; or (iv) a Platinum Trigger Event (herein defined) occurs, all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

A “Platinum Trigger Event” occurs when Platinum Equity ceases to operate, vacates or abandons all or any of its leased space, other than in connection with a restoration due to casualty or condemnation.

Partial Release and Substitution. The borrower is permitted to request that the lender release the parking garage from the lien of the mortgage and substitute additional collateral in lieu of such garage, subject to the satisfaction of certain conditions contained in the mortgage loan documents. In determining whether to grant the request, the lender may consider the debt service coverage ratio and loan-to-value ratio at the time of the requested release and immediately after the release, as well as the parking and access rights of the substituted collateral and may require a rating agency confirmation. The lender may also condition the release of the parking garage upon a partial paydown of the loan pursuant to the related loan documents or upon the receipt of substitute collateral which is acceptable to the lender in its sole discretion.

Additional Debt. The first mortgage lien also includes a subordinate $8.0 million B-Note. The B-Note has a coterminous maturity with the senior mortgage loan and also amortizes on a 30-year schedule after a 60-month interest only period, with an interest rate of 8.5% per annum. The A-Note and the B-Note together have a combined Cut-off Date LTV equal to 56.9%, a Maturity Date LTV equal to 52.1%, an UW NCF DSCR equal to 1.26x, and an UW NOI Debt Yield equal to 7.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$59,000,000	Title:	Fee
Cut-off Date Principal Balance:	$59,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.5%	Net Rentable Area (SF)(1):	545,051
Loan Purpose:	Refinance	Location:	Lee’s Summit, MO
Borrower:	Summitwoods SPE, LLC	Year Built/Renovated:	2001 / N/A
Sponsors(2):	Various	Occupancy:	100.0%
Interest Rate(3):	4.92800%	Occupancy Date:	9/24/2012
Note Date:	10/10/2012	Number of Tenants:	32
Anticipated Repayment Date(3):	11/6/2022	2009 NOI:	$5,518,812
Interest-only Period:	24 months	2010 NOI:	$5,378,555
Original Term(4):	120 months	2011 NOI:	$5,329,613
Original Amortization:	360 months	TTM NOI(5):	$5,316,594
Amortization Type:	ARD-IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,717,765
Lockbox:	Hard	UW Expenses:	$2,032,107
Additional Debt:	Yes	UW NOI(6):	$5,685,659
Additional Debt Balance:	$9,000,000	UW NCF:	$5,251,774
Additional Debt Type:	Mezzanine	Appraised Value / Per SF:	$93,700,000 / $172
		Appraisal Date:	6/15/2012

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$822,206	$74,746	N/A	ARD Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$9,889	$356,000	ARD LTV:	54.4%
TI/LC:	$0	$22,981	N/A	UW NCF DSCR:	1.39x
Other:	$1,015,059	$0	N/A	UW NOI Debt Yield:	9.6%

(1) The Net Rentable Area and all associated calculations are based upon the improved square footage at the property, including the non-collateral improved square footage for Lowe’s Home Center, which owns its own improvements and leases the underlying land from the borrower. Excluding the Lowe’s Home Center building, the total Net Rentable Area is 409,051 square feet.
(2) The sponsors include Dan Lowe, Michael L. and Susan Ebert and Scott and Susan Rehorn.
(3) The loan is structured with an anticipated repayment date (“ARD”) of November 6, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 200 basis points plus the initial interest rate of 4.92800%. The final maturity date of the loan is November 6, 2037.
(4) Represents the Original Term to the ARD.
(5) TTM NOI represents the trailing twelve month period ending August 31, 2012.
(6) The increase in UW NOI from TTM NOI reflects contractual rent increases and the signing of the Ulta Salon lease for 25,449 square feet. Ulta Salon is in occupancy and paying rent.
(7) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Summit Woods Shopping Center loan has an outstanding principal balance of $59.0 million and is secured by a first mortgage lien on a 545,051 square foot anchored retail center located in Lee’s Summit, Missouri. The loan is structured with an anticipated repayment date of November 6, 2022, and a final maturity date of November 6, 2037. Subsequent to an initial 24-month interest-only period, the loan will amortize based on a 30-year schedule through the ARD and will hyperamortize after the ARD. The proceeds of the loan, along with $9.0 million of mezzanine debt, were used to refinance the existing debt of approximately $42.7 million and to effect a partnership buyout.  RED Capital Holdings of Lee’s Summit SPE, LLC, previously the 50% owner of the property, bought out its 50% partner for $24.0 million. The remaining proceeds were used to cover closing costs, escrows and fees of approximately $3.8 million with the sponsor investing an additional $2.6 million of cash equity at closing to effect the refinancing and buyout. The previously existing debt was securitized in CSFB 2002-CKS4.

The Borrower. The borrowing entity for the loan is Summitwoods SPE, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Dan Lowe, Michael L. and Susan Ebert, and Scott and Susan Rehorn. Scott Rehorn, Michael L. Ebert and Dan Lowe, three of the five guarantors of the recourse carveout obligations under the loan founded RED Development, LLC (“RED”) in 1995. RED is a full service real estate company with offices in Kansas City, Kansas and in Phoenix, Arizona. RED has a current portfolio of 37 retail, commercial and mixed-used properties totaling more than 17 million square feet across 12 states.

The Property. Summit Woods Shopping Center is a 545,051 square foot retail power center located in Lee’s Summit, Missouri and is anchored by Lowe’s Home Center (“Lowe’s”) and Kohl’s, with junior anchors including Best Buy, Dick’s Sporting Goods, TJ Maxx, Bed Bath & Beyond and Michael’s. Lowe’s owns its improvements and therefore does not constitute collateral for the loan. Additionally, Ulta Salon recently executed a new lease for 25,449 square feet and is currently building out its space. Other national retailers at the Summit Woods Shopping Center include Pier 1 Imports, Famous Footwear, Men’s Warehouse, Petco, Office Depot, Starbucks and other national in-line tenants. The property has maintained occupancy of approximately 95.0% or greater since opening in 2001, with all tenants expiring in the past year exercising their renewal options. As of September 24, 2012, the property was 100.0% leased by 32 tenants. As of the trailing 12 months ending August 31, 2012, average sales at the property for reporting tenants are approximately $265 per square foot with average occupancy costs of 6.0%. Additionally, the property is located across the street from Summit Fair (also owned by RED Development), a 92.0% occupied lifestyle center, according to the appraisal, anchored by Macy’s and JCPenney, which does not serve as collateral for the loan.

The property is located along US 50 and Interstate 470 in Lee’s Summit, Jackson County, Missouri which is located in the Kansas City metropolitan statistical area (“MSA”), approximately 22 miles southeast of the Kansas City central business district and 18 miles east of downtown Overland Park. The area covers more than 5,000 square miles and includes more than 100 municipalities. Lee’s Summit is an established suburban Kansas City market with an approximate population of 100,000 within a five-mile radius of the property as of 2012. Jackson County is the largest county in the Kansas City MSA with a population in excess of 710,000. The market has a 2012 median household income of $61,683 within a five mile radius.

According to the appraisal, the Kansas City retail market contains 8.8 million square feet of space. The property’s submarket contains 2.2 million square feet, or 25.4% of the region’s inventory. The appraisal identified five competitive properties ranging from 92,425 to 619,084 square feet that reported a weighted average occupancy of approximately 93.4% and rental rates ranging from $15.00 to $30.00 per square foot. Average asking rental rates for retail space in the submarket were $16.05 per square foot compared to the average rent at the property of $11.84 per square foot. The retail occupancy in the submarket is 94.2% compared to the property’s occupancy of 100.0%.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
100.0%	100.0%	98.7%	100.0%
(1) Historical Occupancies are as of December 31 of each respective year. (2) Current Occupancy is as of September 24, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA(3)	Base Rent PSF	Sales PSF(4)	Occupancy Costs	Lease Expiration Date
Lowe’s Home Center(3)	A3 / A- / NA	136,000	25.0%	$3.11	$189	1.7%	2/28/2022
Kohl’s	Baa1 / BBB+ / BBB+	86,925	15.9%	$8.47	$229	3.7%	1/31/2022
Best Buy	Baa2 / BB+ / BB+	46,250	8.5%	$15.00	$579	3.4%	1/31/2017
Dick’s Sporting Goods	NA / NA / NA	30,732	5.6%	$13.00	$285	6.2%	1/31/2017
TJ Maxx	A3 / A / NA	30,000	5.5%	$10.50	$296	5.2%	10/31/2016
Bed Bath & Beyond	NA / BBB+ / NA	28,000	5.1%	$11.75	$229	7.2%	1/31/2017
Ulta Salon	NA / NA / NA	25,449	4.7%	$16.00	N/A	N/A	7/31/2022
Michael’s	B3 / B / NA	23,784	4.4%	$12.50	$126	13.7%	2/29/2016
Office Depot	B2 / B- / NA	22,844	4.2%	$12.50	$136	12.7%	10/31/2016
Old Navy	BB+ / Baa3 / BBB-	22,000	4.0%	$12.90	$205	8.5%	10/31/2021
Petco	B2 / B / NA	15,000	2.8%	$15.50	$310	6.5%	12/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Lowe’s Home Center owns its own improvements and leases the underlying land from the borrower. The Net Rentable Area and all associated calculations are based upon the improved square footage at the property, including the non-collateral improved square footage for Lowe’s Home Center.
(4) Sales PSF represents trailing twelve months sales ending August 31, 2012 for all anchor and major tenants available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2013	3	9,536	1.7	240,222	3.7	9,536	1.7%	$240,222	3.7%
2014	0	0	0.0	0	0.0	9,536	1.7%	$240,222	3.7%
2015	0	0	0.0	0	0.0	9,536	1.7%	$240,222	3.7%
2016	12	114,484	21.0	1,781,324	27.6	124,020	22.8%	$2,021,546	31.3%
2017	11	143,937	26.4	2,393,578	37.1	267,957	49.2%	$4,415,124	68.4%
2018	1	5,506	1.0	148,662	2.3	273,463	50.2%	$4,563,786	70.7%
2019	0	0	0.0	0	0.0	273,463	50.2%	$4,563,786	70.7%
2020	0	0	0.0	0	0.0	273,463	50.2%	$4,563,786	70.7%
2021	2	23,214	4.3	320,245	5.0	296,677	54.4%	$4,884,031	75.7%
2022	3	248,374	45.6	1,566,652	24.3	545,051	100.0%	$6,450,683	100.0%
2023 & Beyond	0	0	0.0	0	0.0	545,051	100.0%	$6,450,683	100.0%
Total	32	545,051	100.0%	$6,450,683	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,876,536	$5,888,502	$5,824,656	$5,712,809	$6,450,683	$11.84	80.0%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$5,876,536	$5,888,502	$5,824,656	$5,712,809	$6,450,683	$11.84	80.0%
Total Reimbursements	1,742,243	1,497,347	1,467,732	1,274,883	1,615,645	2.96	20.0
Net Rental Income	$7,618,779	$7,385,849	$7,292,388	$6,987,692	$8,066,328	$14.80	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(404,040)	(0.74)	(5.0)
Other Income	12,028	3,025	102,638	$55,478	55,478	0.10	0.7
Effective Gross Income	$7,630,807	$7,388,874	$7,395,026	$7,043,170	$7,717,765	$14.16	95.7%

Total Expenses	$2,111,995	$2,010,319	$2,065,413	$1,726,576	$2,032,107	$3.73	26.3%

Net Operating Income	$5,518,812	$5,378,555	$5,329,613	$5,316,594	$5,685,659	$10.43	73.7%

Total TI/LC, Capex/RR	0	0	0	0	433,885	0.80	5.6
Net Cash Flow	$5,518,812	$5,378,555	$5,329,613	$5,316,594	$5,251,774	$9.64	68.0%
(1) TTM column represents the trailing twelve month period ending August 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) The increase in Underwritten Rents in Place from TTM is a result of contractual rent increases and the signing of the Ulta Salon lease for 25,449 square feet. Ulta Salon is in occupancy and paying rent.

Property Management. This property is managed by RED Development, LLC, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $822,206 for real estate taxes, $622,737 for outstanding tenant improvements and leasing commissions related to Ulta Salon’s recently executed lease and $85,250 for deferred maintenance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $74,746.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under a blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,889 (approximately $0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of $356,000 (approximately $0.65 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $22,981 (approximately $0.51 per square foot annually) for tenant improvement and leasing commissions. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 4 – Summit Woods Shopping Center

Target Reserve - Target and the borrower are currently disputing certain capital expenditure repairs to Target’s parking area completed by Target, for which Target is seeking reimbursement from the borrower. At closing, the borrower deposited $142,899 into a reserve held by the lender to cover the disputed amount. The lender will hold the Target Reserve until such time as the borrower and Target reach an agreement and a clean estoppel is provided (subject to any resulting payment to be made to Target for which the lender will release such reserve).

Office Depot Reserve - At closing, the borrower deposited $95,773 into a reserve held by the lender as pertaining to disputed historic CAM charges. The lender will hold such reserve until such time as the borrower and Office Depot reach an agreement and a clean estoppel is provided (subject to any resulting payment to be made to Office Depot for which the lender will release such reserve).

Kohl’s Reserve - At closing, the borrower deposited $68,400 into a reserve held by lender representing the costs to complete certain deferred maintenance items on the Kohl’s building noted in the tenant’s estoppel. The reserve will be released upon completion of the work, assuming the borrower is not in default under the lease, and receipt of a clean estoppel from tenant.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. If (i) the total DSCR based on the immediately preceding trailing twelve month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iv) any of Lowe’s Home Center, Kohl’s, Best Buy, Dick’s Sporting Goods, T.J. Maxx, Bed Bath & Beyond, Ulta Salon, or Michael’s does not exercise any of their respective lease renewal rights, as set forth in their respective leases (with such sweep  capped at $10 per square foot for the applicable non-renewal tenant), (v) if any of Lowe’s Home Center, Kohl’s, or Best Buy “goes dark”, or (vi) if any two of Lowe’s Home Center, Kohl’s, or Best Buy becomes insolvent, files for bankruptcy, or has its senior unsecured debt rating fall below BBB- by S&P or Baa3 by Moody’s, then any excess cash flow from the property will be swept into an account for the benefit of lender and held as additional collateral for the loan.

Additional Debt / Right of First Offer. A mezzanine loan of approximately $9.0 million secured by the equity interest in the borrower was provided by a third party. The mezzanine loan has a co-terminus maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 10.0% coupon. Including the mezzanine loan, the Cut-off Date LTV is 72.6%, the UW NCF DSCR is 1.12x and the UW NOI Debt Yield is 8.4%.  Pursuant to the mezzanine loan documents, an affiliate of the mezzanine lender has a right of first offer with respect to a sale of the mortgaged property, in addition to other purchase options, cure rights and consent rights with respect to the mortgage loan, as described under “Description of the Mortgage Pool — Mortgaged Property Considerations — Purchase Options and Rights of First Refusal” and “— Additional Debt — Mezzanine Debt” in the Free Writing Prospectus.

TIF Financing. Certain infrastructure improvements at the property were funded through the issuance of tax incremental financing (“TIF”) bonds. TIF payments are made through real estate tax bills that will be escrowed on a monthly basis. For so long as the TIF remains in place, the applicable municipality has a continuing right to review and approve tenants for the property for any lease that equals or exceeds 35,000 square feet of space. In addition, for so long as the TIF bonds remain outstanding, the borrower may not sell, transfer or otherwise convey the property to a third party without first obtaining the consent of the applicable municipality. See “Description of the Mortgage Pool – Additional Debt – Tax Incremental Financing” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$57,558,000	Title:	Fee
Cut-off Date Principal Balance:	$57,286,911	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	690,402
Loan Purpose:	Acquisition	Location:	Hunt Valley, MD
Borrower:	Baltimore MD Green II, LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Greenfield Acquisition Partners VI, L.P.	Occupancy:	80.1%
		Occupancy Date:	Various
Interest Rate:	4.839529%	Number of Tenants:	41
Note Date:	7/24/2012	2009 NOI:	$7,978,545
Maturity Date:	8/1/2017	2010 NOI:	$8,924,471
Interest-only Period:	None	2011 NOI:	$8,205,023
Original Term:	60 months	TTM NOI(1):	$8,083,530
Original Amortization:	360 months	UW Economic Occupancy:	79.4%
Amortization Type:	Balloon	UW Revenues:	$12,530,948
Call Protection:	L(0),Grtr1%orYM(54),O(6)	UW Expenses:	$5,801,246
Lockbox:	Hard	UW NOI(2):	$6,729,702
Additional Debt:	Yes	UW NCF:	$5,870,188
Additional Debt Balance:	$9,942,000	Appraised Value / Per SF:	$83,500,000 / $121
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	6/13/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$191,223	$63,741	N/A	Maturity Date Loan / SF:	$77
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$14,430	$14,430	N/A	Maturity Date LTV:	63.4%
TI/LC:	$75,000	$75,000	N/A	UW NCF DSCR:	1.61x
Other:	$374,822	$0	N/A	UW NOI Debt Yield:	11.7%

(1) TTM NOI represents the trailing twelve month period ending May 31, 2012.
(2) UW NOI is lower than the TTM as a result of AAI Corporation vacating 64,529 square feet at the 10150 York Road property at the end of its lease term in August 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Greenfield Office Portfolio II loan has an outstanding principal balance of approximately $57.3 million and is secured by a first mortgage lien on a portfolio of five office properties totaling approximately 690,402 square feet that are located in Hunt Valley, a suburb of Baltimore, Maryland. The loan has a five-year term and amortizes on a 30-year schedule.  The proceeds from the loan along with approximately $9.9 million of mezzanine debt and $14.9 million of borrower equity, were used to finance the acquisition of the $79.4 million portfolio from Corporate Office Properties Trust, pay closing costs of $2.4 million and fund upfront reserves of $0.7 million.

The Borrower. The borrowing entity for the loan is Baltimore MD Green II, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Greenfield Acquisition Partners VI, L.P. ("GAP VI”). GAP VI was formed in April 2011 and currently has approximately $272.5 million of committed capital. GAP VI is a fund controlled by Greenfield Partners, a real estate private equity firm based in Norwalk, Connecticut that has launched five opportunity funds and three land funds totaling approximately $3.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

The Properties. The Greenfield Office Portfolio II is a five-property office portfolio located in Hunt Valley, Maryland. The portfolio totals 690,402 square feet of net rentable area and, as of December 2012, is 80.1% leased to 41 tenants. One of the buildings in the portfolio is currently 100.0% leased by a single tenant and the remainder are leased to multiple tenants. The buildings in the portfolio were constructed between 1980 and 1986.

11311 McCormick Road. The property is a five-story, multi-tenant office building with a total of 211,507 square feet that was constructed in 1986. The building has approximately 450 surface and garage spaces, resulting in a parking ratio of 2.13 spaces per 1,000 square feet. The property is currently 93.8% occupied by 19 tenants, the largest of which, PSA Financial Center, leases 23.8% of net rentable area through August 2019.  PSA Financial Center provides insurance and other financial and wealth management services.  According to the appraisal, market rent for the office space is currently $23.47 per square foot.

200 International Circle. The property is a five-story, multi-tenant office building with a total of 126,964 square feet that was constructed in 1986. The building has approximately 300 surface and garage spaces, resulting in a parking ratio of 2.36 spaces per 1,000 square feet. The property is currently 100.0% occupied by 12 tenants, the largest of which, ZeniMax Online Studios, leases 36.6% of net rentable area through January 2014. ZeniMax Online Studios is part of the ZeniMax Media group of companies which develops games for Microsoft, PlayStation and online gaming.  According to the appraisal, market rent for the office space is currently $23.94 per square foot.

226 Schilling Circle. The property is a three-story, single-tenant office building with a total of 98,640 square feet that was constructed in 1980. The building has approximately 475 surface and garage spaces, resulting in a parking ratio of 4.82 spaces per 1,000 square feet. The property is currently 100.0% occupied by a single tenant, McCormick and Company, which leases the property through March 2016.  McCormick and Company is a global manufacturer, marketer and distributer of spices, herbs, seasonings and specialty food.  McCormick and Company is rated A2 and A- by Moody’s and S&P, respectively.  According to the appraisal, market rent for the office space is currently $22.00 per square foot.

10150 York Road. The property is a five-story, multi-tenant office building with a total of 175,233 square feet that was constructed in 1985. The building has approximately 481 surface and garage spaces, resulting in a parking ratio of 2.74 spaces per 1,000 square feet. The property is currently 41.1% occupied by six tenants, the largest of which, All Risks LTD, leases 30.0% of net rentable area through August 2014. All Risks LTD provides excess and surplus insurance lines and has over 500 employees in various locations throughout the United States. The property experienced a decline in occupancy after AAI Corporation, which leased 36.8% of the net rentable area, vacated at the end of its lease term in August 2012.  According to the appraisal, market rent for the office space is currently $20.00 per square foot.

201 International Circle. The property is a five-story, multi-tenant office building with a total of 78,058 square feet that was constructed in 1982. The building has approximately 350 surface and garage spaces, resulting in a parking ratio of 4.48 spaces per 1,000 square feet. The property is currently 73.2% occupied by three tenants, the largest of which, Arthur F. Bell, Jr. and Associates (“Arthur Bell”), leases 41.9% of net rentable area through January 2017. Arthur Bell is an accounting firm that has been in practice for over 35 years and provides audit, tax, performance analysis, investor representative and consulting services. According to the appraisal, market rent for the office space is currently $23.00 per square foot.

The properties are located within an approximate three-mile radius from one another in Hunt Valley, Maryland. Hunt Valley is approximately 12 miles north of Baltimore’s central business district.  The properties are within close proximity to Interstate 83, which provides access to Baltimore, and are approximately 17 miles south of the Pennsylvania state line and 45 miles northeast of Washington, D.C.  According to the appraisals, the properties are located in the Baltimore County North office submarket, which had a vacancy rate of 11.5% and average asking rents of $21.23 per square foot as of the first quarter of 2012.

Property Summary
Property	Year Built	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	Largest Tenant
11311 McCormick Road	1986	211,507	$22,724,751	$33,600,000	$2,554,154	PSA Financial Center
200 International Circle	1986	126,964	11,682,142	16,900,000	1,392,676	ZeniMax Online Studios
226 Schilling Circle(1)	1980	98,640	10,488,347	15,300,000	1,360,276	McCormick and Company
10150 York Road	1985	175,233	8,612,382	11,900,000	95,054	All Risks LTD
201 International Circle	1982	78,058	4,050,378	5,800,000	468,029	Arthur F. Bell, Jr. and Associates
Total		690,402	$57,558,000	$83,500,000	$5,870,188
(1) 226 Schilling Circle is occupied by a single tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

Historical and Current Occupancy(1)
Property	Single Tenant (Yes/No)	2009	2010	2011	Current(2)
11311 McCormick Road	No	88.8%	93.5%	97.6%	93.8%
200 International Circle	No	95.9%	97.1%	93.7%	100.0%
226 Schilling Circle	Yes	100.0%	100.0%	100.0%	100.0%
10150 York Road(3)	No	100.0%	77.1%	84.1%	41.1%
201 International Circle	No	84.1%	84.0%	73.2%	73.2%
Weighted Average		94.0%	89.9%	91.0%	80.1%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of December 2012.
(3) The drop in Current Occupancy at the 10150 York Road property is a result of AAI Corporation, which previously leased 36.8% of the property‘s net rentable area, vacating at the end of its lease in August 2012.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
McCormick and Company	226 Schilling Circle	A2 / A- / NA	98,640	14.3%	$22.78	3/31/2016
All Risks LTD	10150 York Road	NA / NA / NA	52,553	7.6%	$19.38	8/31/2014
PSA Financial Center	11311 McCormick Road	NA / NA / NA	50,620	7.3%	$24.34	8/31/2019
ZeniMax Online Studios	200 International Circle	NA / NA / NA	46,502	6.7%	$21.45	1/31/2014
Arthur F. Bell, Jr. and Associates	201 International Circle	NA / NA / NA	32,730	4.7%	$24.49	1/31/2017
University of MD Med Systems	11311 McCormick Road	NA / NA / NA	25,673	3.7%	$22.50	5/31/2022
First Data Merchant SVC	11311 McCormick Road	NA / NA / NA	24,017	3.5%	$20.82	5/31/2017
Gilchrist Hospice Care	11311 McCormick Road	NA / NA / NA	22,983	3.3%	$24.20	4/30/2019
RBC Capital Markets	201 International Circle	A2 / AA- / NA	22,866	3.3%	$23.96	6/30/2013
Crawford Advisors LLC	200 International Circle	NA / NA / NA	14,139	2.0%	$23.74	2/28/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” column whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	137,303	19.9%	NAP	NAP	137,303	19.9%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	137,303	19.9%	$0	0.0%
2013	7	41,001	5.9	1,051,133	8.3	178,304	25.8%	$1,051,133	8.3%
2014	11	130,252	18.9	2,757,837	21.8	308,556	44.7%	$3,808,970	30.2%
2015	6	41,164	6.0	1,008,402	8.0	349,720	50.7%	$4,817,372	38.1%
2016	6	125,363	18.2	2,826,839	22.4	475,083	68.8%	$7,644,211	60.5%
2017	3	70,886	10.3	1,637,348	13.0	545,969	79.1%	$9,281,559	73.5%
2018	1	3,994	0.6	92,621	0.7	549,963	79.7%	$9,374,180	74.2%
2019	4	100,239	14.5	2,423,746	19.2	650,202	94.2%	$11,797,926	93.4%
2020	0	0	0.0	0	0.0	650,202	94.2%	$11,797,926	93.4%
2021	1	13,065	1.9	256,985	2.0	663,267	96.1%	$12,054,911	95.4%
2022	1	25,673	3.7	577,643	4.6	688,940	99.8%	$12,632,554	100.0%
2023 & Beyond	1	1,462	0.2	0	0.0	690,402	100.0%	$12,632,554	100.0%
Total	41	690,402	100.0%	$12,632,554	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$13,279,773	$14,267,327	$13,594,613	$13,646,737	$12,632,554	$18.30	80.1%
Vacant Income	0	0	0	0	2,871,409	4.16	18.2
Gross Potential Rent	$13,279,773	$14,267,327	$13,594,613	$13,646,737	$15,503,963	$22.46	98.3%
Total Reimbursements	1,252,237	932,077	849,088	788,410	271,908	0.39	1.7
Net Rental Income	$14,532,010	$15,199,404	$14,443,701	$14,435,147	$15,775,871	$22.85	100.0%
(Vacancy/Credit Loss)	(73,980)	(21,029)	(226,208)	(508,076)	(3,244,923)	(4.70)	(20.6)
Other Income	46,682	72,891	90,422	95,354	0	0.00	0.0
Effective Gross Income	$14,504,712	$15,251,266	$14,307,915	$14,022,425	$12,530,948	$18.15	79.4%

Total Expenses	$6,526,167	$6,326,795	$6,102,892	$5,938,895	$5,801,246	$8.40	46.3%

Net Operating Income	$7,978,545	$8,924,471	$8,205,023	$8,083,530	$6,729,702	$9.75	53.7%

Total TI/LC, Capex/RR	0	0	0	0	859,514	1.24	6.9
Net Cash Flow	$7,978,545	$8,924,471	$8,205,023	$8,083,530	$5,870,188	$8.50	46.8%
(1) TTM column represents the trailing twelve month period ending May 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are lower than the TTM as a result of AAI Corporation vacating 64,529 square feet at the 10150 York Road property at the end of its lease term in August 2012.

Property Management. The portfolio is managed by a third party property manager, MacKenzie Management Company, LLC. MacKenzie Management Company, LLC was formed more than 25 years ago and currently manages more than 5.0 million square feet of office, retail and flex space.

Escrows and Reserves. At closing, the borrower deposited into escrow $237,224 for immediate repairs, $191,223 for real estate taxes, $137,598 for outstanding tenant improvements and leasing commissions, $75,000 for ongoing tenant improvement and leasing commissions and $14,430 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $63,741.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,430 (approximately $0.25 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower will initially be required to deposit $75,000 (approximately $1.30 per square foot annually) until such time that $1,000,000 has accumulated at which point the borrower is required to escrow $52,084 (approximately $0.91 per square foot annually) for tenant improvement and leasing commissions. The reserve is not subject to a cap. The monthly reserve increases from $52,084 to $75,000 each time that the aggregate amount on deposit falls below $500,000, and remains at $75,000 until such time that $1,000,000 has accumulated at which point the monthly reserve payment reverts back to $52,084.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR (including the mezzanine loan) based on the immediately preceding trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action, or (iv) (a) McCormick & Company has not renewed its lease before the date that is 12 months prior to the lease expiration, (b) the 226 Schilling Circle property has not been released and (c) one or more of the other individual properties has been released, all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 5 – Greenfield Office Portfolio II

Release of Properties. The borrower may release a property or properties from the collateral for the loan at any time and prepay a portion of the loan subject to certain terms and conditions including the payment of a yield maintenance premium, except no yield maintenance premium is due in connection with a release of the 10150 York Road property. In connection with such partial prepayment and release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) the amount of the outstanding principal balance of the loan to be prepaid shall be equal to or exceed 105.0% of the allocated release amount for such property with respect to repayments representing the first 10.0% of the original loan amount, 110.0% of the allocated loan amount with respect to the next 10.0% of the original loan amount and 115.0% of the allocated loan amount with respect to all additional repayments of the loan; (b) the amount of the outstanding principal balance of the mezzanine loan to be prepaid shall be equal to or exceed the same percentages/terms as the mortgage loan; (c) no event of default has occurred and is continuing; (d) the debt service coverage ratio for all of the properties then remaining subject to the liens of the mortgages is equal to or greater than the greater of (i) 1.25x (subject to adjustments as a result from prior releases or amortization of the mortgage and mezzanine loans) or (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages immediately preceding the release of the property based on the trailing twelve month period immediately preceding the release of the property (both of which are calculated on the combined mortgage and mezzanine debt) and (e) the loan-to-value ratio based on the outstanding principal balance of the loan and mezzanine loan and a value established by a current MAI appraisal of the remaining properties may not exceed 80.9%.

Purchase Option. McCormick and Company has the option to purchase the 226 Schilling Circle property upon the expiration of its lease term, in which case the price, terms and conditions will be negotiated in good faith between the parties. The borrower is required to comply with the partial release provisions in the loan documents in the event the tenant exercises such option including payment of the full allocated release amount and all other amounts due (regardless of whether the sale proceeds are sufficient to pay such amounts).

Additional Debt. A mezzanine loan of approximately $9.9 million secured by the equity interests in the borrower was provided by JPMCB and sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest only for the term of the loan and has an 11.7% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.5%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,133,750	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$49,950,407	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	2,073,014
Loan Purpose:	Acquisition	Location:	Various
Borrower:	NIP Owner I, LLC	Year Built / Renovated:	Various / Various
Sponsors(1):	Various	Occupancy:	86.4%
Interest Rate:	4.75000%	Occupancy Date:	Various
Note Date:	8/3/2012	Number of Tenants:	10
Maturity Date:	9/1/2017	2009 NOI:	$6,802,780
Interest-only Period:	None	2010 NOI:	$4,994,178
Original Term:	60 months	2011 NOI:	$5,342,881
Original Amortization:	360 months	TTM NOI(2):	$5,678,840
Amortization Type:	Balloon	UW Economic Occupancy:	86.0%
Call Protection:	L(13),Grtr1%orYM(42),O(5)	UW Revenues:	$8,405,097
Lockbox:	Hard	UW Expenses:	$2,919,880
Additional Debt:	N/A	UW NOI:	$5,485,217
Additional Debt Balance:	N/A	UW NCF:	$4,789,989
Additional Debt Type:	N/A	Appraised Value / Per SF:	$69,150,000 / $33
		Appraisal Date:	May 2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$24
Taxes:	$492,487	$103,064	N/A	Maturity Date Loan / SF:	$22
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.2%
Replacement Reserves:	$0	$24,597	N/A	Maturity Date LTV:	66.6%
TI/LC:	$750,000	$46,882	N/A	UW NCF DSCR:	1.53x
Other:	$405,250	$0	N/A	UW NOI Debt Yield:	11.0%

(1) Sponsors include Hackman Capital Partners, LLC, Calare Properties, Inc., Michael D. Hackman and William Manley, together with Oaktree Real Estate Opportunities Fund IV, L.P., Oaktree Remington Investment Fund, L.P., OCM Opportunities Fund VIIB AIF (Delaware), L.P., OCM Opportunities Fund VIIB (Parallel) AIF (Delaware), L.P., Oaktree Opportunities Fund VIII AIF (Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel) AIF (Delaware), L.P., Oaktree Opportunities Fund VIII (Parallel 2) AIF (Delaware), L.P., and Oaktree Huntington Investment Fund AIF (Delaware), L.P. (each an “Oaktree Capital Management Fund”).
(2) TTM NOI represents the trailing twelve months ending August 31, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The National Industrial Portfolio II loan has an outstanding principal balance of approximately $50.0 million and is secured by a first mortgage lien on six industrial buildings totaling approximately 2.1 million square feet that are located in Colorado, Massachusetts, Pennsylvania, Texas and New York. The loan has a five-year term and amortizes on a 30-year schedule. The portfolio was previously unencumbered and the proceeds of the loan were used to fund upfront reserves of approximately $1.6 million, pay closing costs of $1.4 million, fund $13.0 million to prepay ground rent for an owner-owned tax structure and return $34.0 million of equity to the sponsors.

The Borrower. The borrowing entity for the loan is NIP Owner I, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsor and nonrecourse carve-out guarantors are Hackman Capital Partners, LLC (“Hackman”), Calare Properties, Inc. (“Calare”), Michael D. Hackman, William Manley and eight individual Oaktree Capital Management Funds (“Oaktree”) (collectively, the “Sponsor”). The borrower is controlled by a joint venture between affiliates of Oaktree, Hackman, KBS Realty Advisors (“KBS”) and Calare. Oaktree is a global investment management firm focused on alternative markets, with approximately $78.7 billion in assets under management. Headquartered in Los Angeles, California, the firm has over 650 employees and offices in 13 cities worldwide. Hackman is a private investment firm based in Los Angeles, California that specializes in the acquisition of industrial real estate and capital assets. Hackman and its affiliated entities own over 100 facilities throughout the United States totaling approximately 18 million square feet. KBS and its affiliated entities are large buyers of commercial real estate and structured debt investments, having completed approximately $25 billion in transaction volume since KBS’ inception in 1992. Calare is a Massachusetts based real estate investment manager servicing high net worth individuals, family offices, pension fund investors, private trusts and endowments. Calare currently has over $130 million of equity under management which is invested in a real estate portfolio valued at over $600 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

The Properties. The six-property National Industrial Portfolio II consists of five single tenant properties and one multi-tenant property.  The properties are located in Colorado, Massachusetts, Pennsylvania, Texas and New York and total 2,073,014 square feet. The properties were constructed between 1962 and 2005 with uses consisting of warehouse, distribution, cold storage, office and flex. The properties are currently 86.4% leased by 10 tenants. Approximately 21.2% of the net rentable area is leased by investment grade tenants or their affiliates. The properties were originally acquired by KBS, Hackman and Calare as part of a larger 26 property portfolio in 2007 for approximately $516 million which they financed with $440 million of debt from Citigroup. Due to the recession, the larger portfolio experienced a drop in occupancy. Over the course of 2010 and 2011, Oaktree acquired debt positions held by Citigroup and others for an aggregate basis of approximately $234.7 million. In late 2011, Oaktree took over control of the portfolio. KBS, Hackman and Calare remained in the deal through a small ownership stake by contributing approximately $20 million to the joint venture.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Adams Road(1)	Clinton, MA	801,040	1962 / 2005	$15,515,000	30.9%	$21,400,000	$1,434,374
Gulf Bank	Houston, TX	245,319	1982 / 2008	10,875,000	21.7	15,000,000	1,154,154
9410 Heinz Way	Commerce City, CO	140,630	2005 / N/A	7,503,750	15.0	10,350,000	672,894
3407 Walters	Van Buren, NY	273,225	1980 / 2010	6,525,000	13.0	9,000,000	447,847
891 Beaver(2)	DuBois, PA	410,000	1962 / 1980	5,829,000	11.6	8,040,000	637,989
851 Beaver	DuBois, PA	202,800	1988 / 1993	3,886,000	7.8	5,360,000	442,731
Total	2,073,014			$50,133,750	100.0%	$69,150,000	$4,789,989
(1) Adams Road is comprised of 100 Adams and 111 Adams.  The properties were constructed in 1962 and 100 Adams was later rebuilt in 2005 due to fire damage.
(2) 891 Beaver was constructed in five phases in the following periods: 1962, 1968, 1973, 1976 and 1980.

Historical and Current Occupancy(1)
Property	Single Tenant (Yes / No)	2009	2010	2011	Current(2)
Adams Road(3)	No	93.7%	85.4%	64.2%	64.7%
Gulf Bank	Yes	100.0%	100.0%	100.0%	100.0%
9410 Heinz Way	Yes	100.0%	100.0%	100.0%	100.0%
3407 Walters	Yes	100.0%	100.0%	100.0%	100.0%
891 Beaver	Yes	100.0%	100.0%	100.0%	100.0%
851 Beaver	Yes	100.0%	100.0%	100.0%	100.0%
Weighted Average		97.6%	94.4%	86.2%	86.4%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of September 30, 2012.
(3) 111 Adams Road (457,040 square feet) was previously 100.0% leased by Regency Warehouse.  In March 2010, the company downsized by 246,150 square feet (30.7% of the Adams Road property’s net rentable area).  The Sponsor has been renting portions of the unleased net rentable area to month-to-month tenants.  The month-to-month tenants are not reflected in the Occupancy or the underwriting.

Property Summary
Property	Building Type / Subtype	# of Buildings	Rail Access	Clear Heights	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
Adams Road	Industrial – Whse/Dist	2	Y	22’ – 30’	3%	Regency Warehouse	2/28/2015	26.3%
Gulf Bank	Industrial – Whse/Dist	1	N	27’ – 31’	20%	National Oilwell Varco	3/31/2018	100.0%
9410 Heinz Way	Industrial – Whse/Dist	1	Y	28’	0%	Home Depot	11/30/2022	100.0%
3407 Walters	Industrial – Whse/Refridg	1	N	30’	12%	G&C Food Distributors	2/28/2021	100.0%
891 Beaver	Industrial – Whse/Dist	1	N	20’ – 28’	6%	DuBois Logistics	2/20/2015	100.0%
851 Beaver	Industrial – Whse/Refridg	1	N	32’ – 40’	4%	DuBois Logistics	2/20/2015	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

Adams Road. Located in Clinton, Massachusetts, the property consists of two buildings which were constructed in 1962 and 2005.  The two buildings total 801,040 square feet and are 64.7% leased to six tenants.  The property is primarily used for distribution with improvements that include loading docks, access to rail lines along the east side and 22 to 30 foot clear heights.  Of the property square footage, approximately 3.0% of the net rentable area is used as office space. The largest tenant at the property is Regency Warehouse, which leases 26.3% of the net rentable area and has a lease expiring in February 2015. Regency Warehouse is an affiliate of Regency Transportation Inc. and Regency Warehousing & Distribution Inc., which has been providing transportation, warehousing and distribution services throughout New England and the Mid-Atlantic states for over 20 years. The property is located in Worcester County, within the Worcester section of the greater Boston market area. The property benefits from access to Interstate 495 and Interstate 290, and Routes 62, 70, and 110.  According to the appraisal, the property is located in the Worcester submarket which reported warehouse vacancy rates of 31.0% and asking rents of $4.50 per square foot as of the fourth quarter of 2011.

Gulf Bank. Located in Houston, Texas, the property was constructed in 1982 and renovated in 2008 with a total of 245,319 square feet and is 100.0% leased to a single tenant, National Oilwell Varco, Inc. (“National Oilwell”). The property is primarily used for distribution with improvements that include seven dock-high doors, 12 overhead bridge cranes with 3 to 20 ton capacities and 27 to 31 foot clear heights. Of the total property square footage, approximately 19.7% of the net rentable area is used as office space. National Oilwell’s lease commenced in February 2008 and has a current expiration of March 2018 with one, 5-year renewal option at market rates. National Oilwell designs, constructs and manufactures components and products for oil and gas drilling and production, as well as provides oilfield services and supplies to the oil and gas industry worldwide. National Oilwell is rated A2 and A by Moody’s and S&P, respectively. The property benefits from access to the Sam Houston Tollway and U.S. Highway 290, which intersects with Loop 610. According to the appraisal, the property is located in the Northwest-Far submarket which reported warehouse vacancy rates of 6.6% and asking rents of $6.15 per square foot as of the first quarter of 2012.

9410 Heinz Way. Located in Commerce City, Colorado, the property was constructed in 2005 with a total of 140,630 square feet and is 100.0% leased to a single tenant, Home Depot. The property was built to suit for Home Depot and is primarily used for distribution, with improvements that include rail access and 28 foot clear heights. Home Depot is an original tenant and has a lease expiration of November 2022. Home Depot is the world’s largest home improvement retailer, and the fourth largest retailer in the United States.  Home Depot is rated A3 and A- by Moody’s and S&P, respectively. The property is located approximately one and a half miles from Interstate 76 which provides primary access to Denver. According to the appraisal, the property is located in the Denver industrial market which reported vacancy rates of 6.4% and asking rents of $4.33 per square foot as of the fourth quarter of 2011.

3407 Walters. Located in Van Buren, New York, the property was constructed in 1980 and renovated in 2010 with a total of 273,225 square feet and is 100.0% leased by a single tenant, G&C Food Distributors and Brokers, Inc. (“G&C Food Distributors”).  G&C Food Distributors’ lease expires in February 2021. The property is primarily used for cold storage distribution with improvements that include 38 dock-high doors and 30 foot clear heights. Of the total property square footage, approximately 12.0% of the net rentable area is used as office space. G&C Food Distributors was incorporated in 1976 and distributes a wide selection of frozen, refrigerated, and dry products. The property has local access to Syracuse through Interstate 690 and regional access to Buffalo, Rochester, Utica and Albany is provided by Interstate 90 which is adjacent to the northern boundary of the property. According to the appraisal, the property is located in the Greater Syracuse market which reported warehouse vacancy rates of 11.0% and asking rents of $4.34 per square foot as of the first quarter of 2012.

891 Beaver. Located in DuBois, Pennsylvania, the property was constructed in 1962 and was subsequently expanded in 1968, 1973, 1976 and 1980. The property has 410,000 square feet and is 100.0% leased by a single tenant, DuBois Logistics, LLC (“DuBois Logistics”). DuBois Logistics’ lease has a current expiration of February 2015 with two, 5-year renewal options at pre-determined rental rates which are higher than current rents. The property is primarily used for distribution with improvements that include 46 dock-high doors and 20 to 28 foot clear heights. Of the total property square footage, approximately 6.0% of the net rentable area is used as office space. DuBois Logistics is a division of C&S Wholesale Grocers which has over 50 facilities supplying over 3,900 independent supermarkets, chain stores, and institutions. 891 and 851 Beaver are located near Interstate 80 which is a transcontinental highway that extends from San Francisco, California to Teaneck, New Jersey, which is less than 10 miles from New York City. According to the appraisal, 891 Beaver and 851 Beaver are located in the Clearfield industrial submarket which reported vacancy rates of 8.9% and asking rents of $2.84 per square foot as of the first quarter of 2012.

851 Beaver. Located in DuBois, Pennsylvania, the property was constructed in 1988 and renovated in 1993 with a total of 202,800 square feet and is 100.0% leased by a single tenant, DuBois Logistics. The property is adjacent to 891 Beaver. DuBois Logistics’ lease has a current expiration of February 2015 with two, 5-year renewal options at pre-determined rental rates. The property is primarily used for cold storage distribution with improvements that include 43 dock-high doors and 32 to 40 foot clear heights. Of the total property square footage, approximately 3.7% of the net rentable area is used as office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

Top Ten Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
DuBois Logistics(3)	851 Beaver & 891 Beaver	NA / NA / NA	612,800	29.6%	$2.25	2/20/2015
G&C Food Distributors	3407 Walters	NA / NA / NA	273,225	13.2%	$2.60	2/28/2021
National Oilwell Varco	Gulf Bank	A2 / A / NA	245,319	11.8%	$5.82	3/31/2018
Regency Warehouse	Adams Road	NA / NA / NA	210,890	10.2%	$6.17	2/28/2015
Home Depot	9401 Heinz Way	A3 / A- / A-	140,630	6.8%	$5.50	11/30/2022
Rotman's Furniture	Adams Road	NA / NA / NA	86,415	4.2%	$4.25	1/31/2016
Scholastic Book Fair	Adams Road	NA / NA / NA	60,500	2.9%	$5.00	8/31/2017
Radant Technologies	Adams Road	NA / NA / NA	58,852	2.8%	$4.30	1/27/2018
Staples	Adams Road	Baa2 / BBB / BBB	53,911	2.6%	$3.95	6/30/2016
ECM Plastics	Adams Road	NA / NA / NA	48,000	2.3%	$2.95	4/30/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Dubois Logistics leases 410,000 square feet at the 891 Beaver property at a rate of $2.00 per square foot and 202,800 square feet at the 851 Beaver property at a rate of $2.75 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	282,472	13.6%	NAP	NAP	282,472	13.6%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	282,472	13.6%	$0	0.0%
2013	0	0	0.0	0	0.0	282,472	13.6%	$0	0.0%
2014	0	0	0.0	0	0.0	282,472	13.6%	$0	0.0%
2015	2	823,690	39.7	2,678,891	39.0	1,106,162	53.4%	$2,678,891	39.0%
2016	3	188,326	9.1	721,812	10.5	1,294,488	62.4%	$3,400,704	49.5%
2017	1	60,500	2.9	302,500	4.4	1,354,988	65.4%	$3,703,204	53.9%
2018	2	304,171	14.7	1,680,820	24.5	1,659,159	80.0%	$5,384,024	78.4%
2019	0	0	0.0	0	0.0	1,659,159	80.0%	$5,384,024	78.4%
2020	0	0	0.0	0	0.0	1,659,159	80.0%	$5,384,024	78.4%
2021	1	273,225	13.2	710,385	10.3	1,932,384	93.2%	$6,094,409	88.7%
2022	1	140,630	6.8	773,465	11.3	2,073,014	100.0%	$6,867,874	100.0%
2023 & Beyond	0	0	0.0	0	0.0	2,073,014	100.0%	$6,867,874	100.0%
Total	10	2,073,014	100.0%	$6,867,874	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,165,416	$6,251,220	$6,384,098	$6,817,026	$6,867,874	$3.31	70.3%
Vacant Income	0	0	0	0	1,088,994	0.53	11.1
Gross Potential Rent	$7,165,416	$6,251,220	$6,384,098	$6,817,026	$7,956,868	$3.84	81.4%
Total Reimbursements	659,263	580,526	1,202,521	1,435,689	1,812,430	0.87	18.6
Net Rental Income	$7,824,679	$6,831,745	$7,586,620	$8,252,716	$9,769,297	$4.71	100.0%
(Vacancy/Credit Loss)	0	(45,538)	(91,075)	0	(1,364,200)	(0.66)	(14.0)
Other Income	1,500	0	0	0	0	0	0.0
Effective Gross Income	$7,826,179	$6,786,208	$7,495,545	$8,252,716	$8,405,097	$4.05	86.0%

Total Expenses	$1,023,399	$1,792,030	$2,152,664	$2,573,876	$2,919,880	$1.41	34.7%

Net Operating Income	$6,802,780	$4,994,178	$5,342,881	$5,678,840	$5,485,217	$2.65	65.3%

Total TI/LC, Capex/RR	0	0	0	0	695,228	0.34	8.3
Net Cash Flow	$6,802,780	$4,994,178	$5,342,881	$5,678,840	$4,789,989	$2.31	57.0%
(1) TTM column represents the trailing twelve months ending August 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 6 – National Industrial Portfolio II

Property Management. The portfolio is managed by PM Realty Group, L.P. (“PMRG”). PMRG is a privately held commercial real estate firm that offers a variety of real estate services including property and facility management, leasing, marketing, development and construction management and engineering.

Escrows and Reserves. At closing, the borrower deposited into escrow $750,000 for an initial rollover reserve, $492,487 for real estate taxes, $332,250 to prefund anticipated future repairs as identified in the Property Condition Reports and $73,000 for outstanding tenant improvement obligations.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $103,064.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $24,597 (approximately $0.14 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $46,882 (approximately $0.27 per square foot annually) for tenant improvement and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the debt yield based on the immediately preceding trailing three month period falls below 7.0%, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, all excess cash flow shall be deposited into the lockbox and shall by deemed as additional collateral for the loan.

Release of Properties. Borrower may release a property or properties from the collateral for the loan after the first anniversary of the first payment date provided that, among other things: (i) no event of default has occurred and is continuing; (ii) a payment of 115% of the applicable allocated loan amount and the applicable yield maintenance premium; and (iii) after giving effect to the release for the applicable individual property, the debt yield for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or greater than the greater of (a) the closing date debt yield of 8.78% or (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing twelve month period.

3407 Walters - The sole tenant at the property, G&C Food Distributors and Brokers, Inc. has a purchase option that is exercisable through November 30, 2013. In the event G&C Food Distributors and Brokers, Inc. exercises this option the borrower will be required to, among other things, release the property by paying 115% of the allocated loan amount and any applicable yield maintenance premiums.

Houston Release Parcel - Part of the Gulf Bank property includes a vacant parcel of land, the value of which was excluded from the underwriting.  After the permitted prepayment date the borrower will have the right to release this parcel as collateral for the loan, subject to the satisfaction of the certain conditions contained in the mortgage loan documents.

Future Additional Debt. Commencing after the first anniversary of the first payment date, a mezzanine loan, secured by the pledge of the ownership interest in the borrower, may be obtained provided that, among other things: (i) the LTV of the then-outstanding principal balance of the mortgage loan and mezzanine loan shall not exceed 70.0% based on a recent appraisal; (ii) the current debt yield (factoring in the then-outstanding mortgage loan and mezzanine loan) is no less than the closing date debt yield of 8.78%; (iii) the combined DSCR is no less than the closing date DSCR of 1.38x; and (iv) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$48,060,000	Title:	Fee
Cut-off Date Principal Balance:	$48,060,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	456,175
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built/Renovated:	Various / N/A
Sponsor(2):	Ladder Capital Finance Holdings LLLP	Occupancy:	100.0%
		Occupancy Date:	12/6/2012
Interest Rate(3):	4.85000%	Number of Tenants:	1
Note Date:	10/19/2012	2009 NOI(4):	N/A
Anticipated Repayment Date(3):	11/6/2022	2010 NOI(4):	N/A
Interest-only Period:	120 months	2011 NOI(4):	N/A
Original Term(5):	120 months	TTM NOI(4):	N/A
Original Amortization:	N/A	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Interest Only	UW Revenues:	$5,270,064
Call Protection:	YM(25),DorYM(91),O(4)	UW Expenses:	$158,102
Lockbox:	Hard	UW NOI:	$5,111,962
Additional Debt:	N/A	UW NCF:	$4,682,758
Additional Debt Balance:	N/A	Appraised Value / Per SF(6):	$80,100,000 / $176
Additional Debt Type:	N/A	Appraisal Date:	August 2012

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$0	$0	N/A	ARD Loan / SF:	$105
Insurance:	$0	$0	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	60.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.98x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

(1) The borrowers include LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC and LBW Waldorf LLC.
(2) The sponsor is an affiliate of the loan seller. Please see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in the Free Writing Prospectus.
(3) The loan is structured with an anticipated repayment date (“ARD”) of November 6, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate, and additional interest will accrue based on a step up in the interest rate of 200 basis points plus the initial interest rate 4.85000%. The final maturity date of the loan is November 6, 2032.
(4) The master lease is triple net with all expenses borne by the tenant and as such there are no historicals presented.
(5) Represents the Original Term to the ARD.
(6) The appraisals concluded a “Hypothetical Market Value as Dark” of $47.2 million ($103 per square foot).
(7) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The BJ’s Wholesale Club Portfolio loan has an outstanding principal balance of $48.1 million and is secured by a first mortgage lien on four single tenant properties that are 100% occupied by BJ’s Wholesale Club totaling 456,175 square feet. The properties are located in New York, North Carolina, New Jersey, and Maryland. The loan is structured with an anticipated repayment date of November 6, 2022, and a final maturity date of November 6, 2032. The loan is interest-only for 120 months and has hyperamortization after the ARD. The proceeds of the loan plus sponsor equity of approximately $31.5 million were used to acquire the properties from BJ’s Wholesale Club as part of a sale-leaseback transaction for $79.6 million, and pay closing costs of $0.4 million.

The Borrowers. The borrowing entities are LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC and LBW Waldorf LLC.

The Sponsor. The sponsor for the loan is Ladder Capital Finance Holdings LLLP.

The Properties. The BJ’s Wholesale Club properties are located in New York, North Carolina, New Jersey and Maryland. The properties were developed between 1993 and 2003 and have all been 100% occupied by BJ’s Wholesale Club (“BJ’s”) since original development. The properties are all located along the primary or secondary commercial corridors within their respective markets and are typically outparcels to larger retail developments or within close proximity to other big box retailers. Except for the Saratoga Springs property, all properties currently include a BJ’s gas station. For the trailing twelve month period ending January 2012, the properties exhibited sales of $401 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

The properties were sold by BJ’s to the borrower as part of a sale-leaseback transaction. Upon the borrower’s acquisition of the mortgaged properties, BJ’s entered into a triple net new master lease agreement for the properties which carries an initial 20-year term, with five, 5-year renewal options. Initial base rents for the properties range from $11.25 per square foot to $13.50 per square foot and the master lease allows for annual rent increases at the lesser of the consumer price index and 2.0%. Trailing twelve month period ending January 2012 sales ranged from $43.7 million to $47.1 million, and initial occupancy costs ranged from 2.7% to 3.5%. BJ’s Wholesale Club is only required to report sales once a year.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Balance	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
BJ’s Wholesale Club - Vineland	Vineland, NJ	115,367	2003 / N/A	$13,860,000	28.8%	$23,100,000	$1,342,595
BJ’s Wholesale Club - Saratoga	Saratoga Springs, NY	116,620	1993 / N/A	12,240,000	25.5	20,400,000	1,195,979
BJ’s Wholesale Club - Waldorf	Waldorf, MD	115,660	1993 / N/A	11,340,000	23.6	18,900,000	1,106,198
BJ’s Wholesale Club - Mooresville	Mooresville, NC	108,528	2000 / N/A	10,620,000	22.1	17,700,000	1,037,986
Total		456,175		$48,060,000	100.0%	$80,100,000	$4,682,758

Historical and Current Occupancy(1)
Property	2009	2010	2011	Current(2)
BJ’s Wholesale Club - Vineland	100.0%	100.0%	100.0%	100.0%
BJ’s Wholesale Club - Saratoga	100.0%	100.0%	100.0%	100.0%
BJ’s Wholesale Club - Waldorf	100.0%	100.0%	100.0%	100.0%
BJ’s Wholesale Club - Mooresville	100.0%	100.0%	100.0%	100.0%
Weighted Average	100.0%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 of each respective year. (2) Current Occupancy is as of December 6, 2012.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2012 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2013	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023 & Beyond	1	456,175	100.0	5,479,010	100.0	456,175	100.0%	$5,479,410	100.0%
Total	1	456,175	100.0%	$5,479,010	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

BJ’s Wholesale Club - Vineland. The property is located at the southeast corner of Cumberland Mall in Vineland, New Jersey.  The Cumberland Mall is owned by Pennsylvania Real Estate Investment Trust and is anchored by JCPenney and Boscov’s, and features Bed Bath & Beyond, Marshall’s, Best Buy, Old Navy and Home Depot as junior anchors. The nearest BJ’s is located approximately 24 miles east of the property in Mays Landing, New Jersey. The nearest Costco is located approximately 33 miles north of the property in Mount Laurel, New Jersey and the nearest Sam’s Club is located approximately 26 miles north of the property in Williamstown, New Jersey. According to the appraisal, the Cumberland County retail market has a vacancy rate of 8.7% with average rents of $9.62 per square foot as of the second quarter of 2012.

BJ’s Wholesale Club - Saratoga. The property is located off of New York Route 50 in Saratoga Springs, New York and is less than one mile east of Interstate 87 in the primary retail corridor in Saratoga Springs. The property is located adjacent to the Wilton Mall at Saratoga Springs which is operated by Macerich and is anchored by Sears, Bon-Ton, JCPenney, Dick’s Sporting Goods and a Regal Cinemas. The nearest BJ’s is located approximately 27 miles south of the property in Rotterdam, New York. The nearest Costco is located approximately 116 miles southeast of the property in West Springfield, Massachusetts and the nearest Sam’s Club is located approximately 27 miles south in Latham, New York. According to the appraisal, the Saratoga County retail market has a vacancy rate of 4.1% with average rents of $14.35 per square foot as of August 2012.

BJ’s Wholesale Club - Waldorf. The property is located less than one mile off of Route 301 in Waldorf, Maryland.  Route 301 is the main artererial road serving Southern Maryland, and connects to Interstate 495 approximately 15 miles north of the property, providing access to Washington, DC and the greater metropolitan area. The property is located in Waldorf’s main retail corridor, with a Shoppers Food Warehouse anchored shopping center located immediately adjacent to the property, and the St. Charles Town Center located across Smallwood Drive. St. Charles Town Center is a Simon-owned mall anchored by Dick’s Sporting Goods, Macy’s, Kohl’s and Sears. St. Charles Town Center also features over 130 specialty stores and restaurants. Other retail uses in the area include Target, Best Buy, Michael’s, Ross, and TJ Maxx. The nearest BJ’s is located 23 miles northwest of the property in Capital Heights, Maryland. The nearest Costco is located approximately five miles northeast of the property in Brandywine, Maryland and the nearest Sam’s Club is located approximately four miles northeast of the property in Waldorf, Maryland. According to the appraisal, the Waldorf retail market has a vacancy rate of 6.3% with average rents of $16.74 per square foot as of August 2012.

BJ’s Wholesale Club - Mooresville. The property is located north of the Interstate 77 and River Highway Interchange in Mooresville, North Carolina.  Access to the site is provided via Bluefield Road from the west and Gallery Center Drive from the south. The property is located in the primary retail corridor for Mooresville. Retail use in the property’s immediate area includes Wal-Mart, Kohl’s, Belk, Food Lion, Super Target, Bed & and Beyond, Best Buy and Lowe’s. Lowe’s corporate headquarters is located approximately five miles south of the property. The nearest BJ’s is located approximately 23 miles north of the property in Concord, North Carolina. The nearest Costco is located approximately 30 miles south of the property in Charlotte, North Carolina and the nearest Sam’s Club is located approximately 18 miles southeast in Kannapolis, North Carolina. According to the appraisal, the Iredell County retail market has a vacancy rate of 9.0% with average quoted rents of $16.84 per square foot as of the second quarter of 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF) (3)	% of Total NRA	Base Rent PSF	Sales PSF(4)	Occupancy Costs	Lease Expiration Date
BJ’s Wholesale Club	B2 / B / NA	456,175	100.0%	$12.01	$401	3.0%	9/30/2032
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Net Rentable Area represents the aggregate square footage covered under the triple net master lease with BJ’s Wholesale Club.
(4) Sales PSF represents the trailing twelve month period ending January 2012 sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 7 – BJ’s Wholesale Club Portfolio

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,479,010	$12.01	98.8%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$5,479,010	$12.01	98.8%
Total Reimbursements(1)	68,426	0.15	1.2
Net Rental Income	$5,547,436	$12.16	100.0%
(Vacancy/Credit Loss)	(277,372)	(0.61)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$5,270,064	$11.55	95.0%

Total Expenses(1)	$158,102	$0.35	3.0%

Net Operating Income	$5,111,962	$11.21	97.0%

Total TI/LC, Capex/RR	429,204	0.94	8.1
Net Cash Flow	$4,682,758	$10.27	88.9%
(1) The master lease is triple net with all expenses borne by the tenant and as such there are no historical presented. The Total Reimbursements and Total Expenses are for illustrative purposes.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is self-managed by the borrowers, LBW Saratoga LLC, LBW Vineland LLC, LBW Mooresville LLC and LBW Waldorf LLC.

Escrows and Reserves. No upfront escrows were taken at closing.

No ongoing reserves will be taken for taxes, insurance, capital expenditures, or TI/LC during the term of the loan. The properties are 100.0% occupied by BJ’s Wholesale Club under a fully triple net  lease with an expiration date of August 31, 2032. Under the terms of the lease agreements, the tenant pays all taxes and insurance directly, and is responsible for all capital expenditures related to the Properties.

Lockbox / Cash Management. The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send a tenant direction letter to BJ’s Wholesale Club instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. If there is an event of default under the loan documents, then any excess cash flow from the property will be swept into an account for the benefit of lender and held as additional collateral for the loan.

Release of Properties. The borrower may release a property or properties from the portfolio provided that, among other things; (i) no event of default has occurred or is continuing; (ii) a payment of 110% of the allocated loan amount of the property to be released and the applicable yield maintenance premium is received; (iii) the DSCR for the remaining properties after the release is equal to or greater than (A) the DSCR of all of the properties as of the closing date of the loan and (B) the DSCR of all of the individual properties immediately preceding the release; and (iv) the LTV is not greater than the lesser of (A) LTV of the properties as of the closing date of the loan and (B) LTV of the properties immediately preceding the release.

Substitution. The BJ’s Wholesale Club lease provides the tenant with a a right of substitution of properties provided that, among other things, the substitute property must have; (i) a value greater than or equal to the relinquished property; (ii) a remaining useful life at least equal to the relinquished property; (iii) square footage equal to or greater than the relinquished property; (iv) similar ingress and egress; (v) a parking ratio greater than or equal to the relinquished property; and (vi) visibility greater than or equal the relinquished property.  The substitution right is subject to borrower’s sole discretion and not to be excercised in an arbitrary or capricious manner.

The related loan documents provide that, if BJ’s Wholesale Club elects to substitute a property covered by the lease, then the borrowers may obtain the release of that property upon at least 30 days notice to the lender, provided that, among other things: (i) no event of default has occurred or is continuing; (ii) rating agency approval has been obtained; (iii) the LTV of the loan following the substitution is no greater than the lesser of (A) the LTV as of the closing date of the loan and (B) the LTV immediately prior to the substitution as of the substitution date; and (iv) the DSCR for the 12 calendar months preceding the date of substitution calculated excluding the property to be released and including the substitute property is at least equal to the greater of (A) the DSCR as of the closing date of the loan and (B) the DSCR for the 12 calendar months preceding the date of substitution calculated including the property to be released and excluding the substitute property. See “Description of the Mortgage Pool – Certain Terms and Conditions for the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,500,000	Title:	Fee
Cut-off Date Principal Balance:	$46,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.3%	Net Rentable Area (SF)(1):	433,984
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Broad One L.P.	Year Built / Renovated:	1932 / 2000
Sponsor:	Mark Karasick	Occupancy(2):	87.8%
Interest Rate:	4.10000%	Occupancy Date:	10/1/2012
Note Date:	11/30/2012	Number of Tenants:	21
Maturity Date:	12/1/2022	2009 NOI:	$5,758,451
Interest-only Period:	12 months	2010 NOI:	$4,533,232
Original Term:	120 months	2011 NOI:	$3,351,737
Original Amortization:	360 months	TTM NOI(3):	$3,225,209
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$9,759,744
Lockbox:	Hard	UW Expenses:	$5,130,696
Additional Debt:	N/A	UW NOI(4):	$4,629,048
Additional Debt Balance:	N/A	UW NCF:	$3,974,948
Additional Debt Type:	N/A	Appraised Value / Per SF(5):	$62,000,000 / $143
		Appraisal Date(5):	4/1/2013

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$928,109	$103,123	N/A	Maturity Date Loan / SF:	$88
Insurance:	$146,772	$17,483	N/A	Cut-off Date LTV(5):	75.0%
Replacement Reserves:	$8,120	$8,120	N/A	Maturity Date LTV(5):	61.6%
TI/LC:	$0	$38,666	N/A	UW NCF DSCR:	1.47x
Other:	$3,662,483	$54,167	N/A	UW NOI Debt Yield:	10.0%

(1) The total Net Rentable Area of the property is 459,020 square feet. Of the total Net Rentable Area, 25,036 square feet is considered structural vacancy located in the sub-concourse space.  Unless explicitly described otherwise, all statistics and calculations presented are exclusive of the structural vacancy.
(2) Occupancy includes Walgreens and Bazelon, Less & Feldman which have executed leases but are not expected to take occupancy or begin paying contractual rent until April 2013.
(3) TTM NOI represents the trailing twelve month period ending October 31, 2012.
(4) The UW NOI is higher than the TTM NOI as a result of recently executed leases with Walgreens, DMi Partners, Inc. and Bazelon, Less & Feldman for 25,498, 16,139 and 12,312 square feet, respectively.
(5) The appraisal's "as-stabilized" value effective April 1, 2013 was used, which reflected the appraisal’s value of the property once Walgreens and Bazelon, Less & Feldman take occupancy and begin paying rent in April 2013. The "as-is" appraised value was $61.0 million as of October 17, 2012, which results in a Cut-off Date LTV of 76.2%.
(6) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The One South Broad Street loan has an outstanding principal balance of approximately $46.5 million and is secured by a first mortgage lien on a 25-story, Class B+ office property located in the central business district of Philadelphia, Pennsylvania. The loan has a 10-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule.  Proceeds from the loan were used to repay previously existing debt and related defeasance costs of approximately $39.5 million, fund upfront reserves of $4.7 million, pay closing costs of $0.5 million and return $1.7 million to the sponsor.  The previously existing debt, with an original principal balance of $45.0 million, was securitized in WBCMT 2003-C5.

The Borrower.  The borrowing entity for the loan is Broad One L.P., a New York limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Mark Karasick. Mr. Karasick is a founding principal of 601W Companies (“601W”), a privately owned New York based real estate firm specializing in acquisitions, ownership, development and management of real estate across the country. Over the past 15 years, 601W Companies has acquired approximately 24 million square feet of commercial properties valued in excess of $5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

The Property. One South Broad Street is a 25-story, 433,984 square foot Class B+ multi-tenant office building located within the central business district of Philadelphia, Pennsylvania.  The property was constructed in 1932 and renovated in 2000.  As of October 1, 2012 the property was 87.8% leased to 21 tenants. The largest tenant at the property, Wells Fargo, leases 33.5% of the net rentable area through December 2020. Wells Fargo’s operations at the property include Capital Finance, Treasury Management & Implementation, Audit, International Product, Credit Resolution, Financial Marketing and Corporate Real Estate.

The sponsor recently executed three new leases for an aggregate of 53,949 square feet (12.4% of net rentable area) with Walgreens, DMi Partners, Inc. and Bazelon, Less & Feldman. Walgreens executed a forty-year lease on 25,498 square feet (5.9% of the net rentable area), which will commence on April 2013 at a rate of $34.32 per square foot.  In the Walgreens’ space will be Walgreens’ new “Well Experience” urban concept store which includes a new Take Care Clinic, fresh foods, and offers web purchase and pickup options. DMi Partners, Inc. executed a ten-year lease on 16,139 square feet (3.7% of the net rentable area), which commenced in November 2012 at a rate of $20.75 per square foot. Bazelon, Less & Feldman executed a ten-year lease on 12,312 square feet (2.8% of the net rentable area), which will commence on April 2013 at a rate of $21.50 per square foot.

The property is located across from City Hall at the intersection of South Broad Street and South Penn Square.  The area is known as the Center City district which is within the central business district of Philadelphia. According to the appraisal, Center City offers the best accessibility of any district in the city due to a multitude of major transportation options, including local and regional rail access and major roadway access.  PATCO’s high-speed line commuter train provides access to Center City from southern New Jersey and has a stop four blocks south of the property.  The two largest roadways serving Center City – Market Street and Broad Street – are in close proximity to the property. These major thoroughfares connect to Interstate 76 (Schuylkill Expressway), which leads to New Jersey to the east and the Pennsylvania Turnpike to the west. Four blocks north of the property, Interstate 676 (Vine Street Expressway) connects Interstate 76 with Interstate 95, which is the major north/south limited access roadway on the east coast.

The property offers direct access to an underground pedestrian concourse level that connects a number of other buildings in the neighborhood so that pedestrians can walk to their offices without going outside in inclement weather.  The concourse offers access to the Broad Street Subway and the Market-Frankford Line at City Hall. The regional commuter rail line, SEPTA, has an underground station at 15th and Market Street which provides underground concourse level access along most of Market Street and JFK Boulevard.

As of the third quarter of 2012, the Center City Philadelphia market was comprised of approximately 44.2 million square feet of office space with a vacancy rate of 14.3%.  According to the appraisal, the property is located in the Market West submarket which reported a vacancy rate of 14.7% and asking rents of $26.72 per square foot, as of the third quarter of 2012. The appraisal identified eight competitive properties ranging from approximately 272,000 to 1.4 million square feet that reported a weighted average occupancy of approximately 92.0% and rental rates ranging from $18.50 to $25.00 per square foot.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
87.0%	84.0%	78.0%	87.8%
(1) Historical Occupancies are as of December 31 of each respective year. (2) Current Occupancy is as of October 1, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Wells Fargo(3)	A2 / A+ / AA-	153,717	35.4%	$22.33	12/31/2020
Huntsworth Health	NA / NA / NA	32,278	7.4%	$26.50	12/31/2018
Electronic Ink, Inc.	NA / NA / NA	30,922	7.1%	$27.00	10/31/2020
Walgreens(4)(5)	Baa1 / BBB / NA	25,498	5.9%	$34.32	4/30/2053
Kohn, Swift & Graf	NA / NA / NA	17,161	4.0%	$22.71	3/31/2021
Red Tettemer, Inc.	NA / NA / NA	17,124	3.9%	$24.97	1/31/2022
PNC Bank	A2 / A / A+	16,139	3.7%	$23.50	3/31/2014
DMi Partners, Inc.	NA / NA / NA	16,139	3.7%	$20.75	11/30/2022
160 over 90, Inc	NA / NA / NA	13,135	3.0%	$25.50	3/31/2016
Bazelon, Less & Feldman(4)	NA / NA / NA	12,312	2.8%	$21.50	3/1/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Wells Fargo has an option to contract up to three floors (at maximum approximately 54,705 square feet) with 12 months’ prior notice and the payment of a termination fee.
(4) Walgreens and Bazelon, Less & Feldman have each executed a lease, but they are not expected to take occupancy or start paying rents until April 2013.
(5) Walgreens has the option to terminate its lease effective as of the last day of the 10th lease year and then every 5th lease year thereafter by giving at least 12 months' notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,911	12.2%	NAP	NAP	52,911	12.2%	NAP	NAP
2012 & MTM	1	1,394	0.3	$19,195	0.2%	54,305	12.5%	$19,195	0.2%
2013	1	5,788	1.3	133,124	1.4	60,093	13.8%	$152,319	1.7%
2014	2	17,404	4.0	409,627	4.4	77,497	17.9%	$561,946	6.1%
2015	3	11,179	2.6	386,788	4.2	88,676	20.4%	$948,734	10.3%
2016	2	19,524	4.5	462,723	5.0	108,200	24.9%	$1,411,456	15.3%
2017	0	0	0.0	0	0.0	108,200	24.9%	$1,411,456	15.3%
2018	3	38,417	8.9	983,388	10.7	146,617	33.8%	$2,394,844	25.9%
2019	0	0	0.0	0	0.0	146,617	33.8%	$2,394,844	25.9%
2020	2	184,639	42.5	4,267,395	46.2	331,256	76.3%	$6,662,239	72.2%
2021	2	22,161	5.1	462,264	5.0	353,417	81.4%	$7,124,503	77.2%
2022	2	33,263	7.7	762,471	8.3	386,680	89.1%	$7,886,974	85.4%
2023 & Beyond	3	47,304	10.9	1,343,839	14.6	433,984	100.0%	$9,230,813	100.0%
Total	21	433,984	100.0%	$9,230,813	100.0%
  (1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$9,650,673	$8,678,090	$8,532,344	$7,717,038	$9,230,813	$21.27	85.1%
Vacant Income	0	0	0	0	889,337	2.05	8.2
Gross Potential Rent	$9,650,673	$8,678,090	$8,532,344	$7,717,038	$10,120,150	$23.32	93.3%
Total Reimbursements	1,391,742	939,194	454,962	393,041	724,011	1.67	6.7
Net Rental Income	$11,042,415	$9,617,284	$8,987,306	$8,110,079	$10,844,160	$24.99	100.0%
(Vacancy/Credit Loss)	(0)	(124,577)	(491,426)	(288,070)	(1,084,416)	(2.50)	(10.0)
Other Income	135,964	505,088	169,005	198,744	0	0.0	0.0
Effective Gross Income	$11,178,379	$9,997,795	$8,664,885	$8,020,753	$9,759,744	$22.49	90.0%

Total Expenses	$5,419,928	$5,464,563	$5,313,148	$4,795,544	$5,130,696	$11.82	52.6%

Net Operating Income	$5,758,451	$4,533,232	$3,351,737	$3,225,209	$4,629,048	$10.67	47.4%

Total TI/LC, Capex/RR	0	0	0	0	654,100	1.51	6.7
Net Cash Flow	$5,758,451	$4,533,232	$3,351,737	$3,225,209	$3,974,948	$9.16	40.7%
(1) TTM column represents the trailing twelve months ending October 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) 2010 Rents in Place are lower than 2009 due to several office tenants vacating.
(4) TTM Rents in Place are lower than 2011 as a result of Borders Books vacating 25,000 square feet (5.8% of net rentable area) after their Chapter 7 bankruptcy.
(5) Underwritten Rents in Place are higher than the TTM primarily due to recently executed leases with Walgreens for 25,498 square feet commencing in April 2013, DMi Partners, Inc. for 16,139 square feet that commenced in November 2012, and Bazelon, Less & Feldman for 12,312 square feet commencing in April 2013.

Property Management. The property is managed by KTR Management Services, LP, a Delaware limited partnership.

Escrows and Reserves. At closing, the borrower deposited into escrow $1,628,175 for free rent reserves, $1,300,000 was deposited in the Wells Fargo Reserve, $928,109 for real estate taxes, $482,785 for outstanding tenant improvement and leasing commission obligations associated with Bazelon, Less & Feldman, $242,085 for upfront tenant improvement and leasing commission reserves related to releasing the PNC Bank space, $146,772 for insurance, $9,438 for immediate repairs and $8,120 for replacement reserves,

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $103,123.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $17,483.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $8,120 (approximately $0.22 per square foot annually) to the replacement reserves escrows.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 8 – One South Broad Street

TI/LC Reserves - Commencing on January 1, 2014, on a monthly basis, the borrower is required to deposit $38,666 (approximately $1.07 per square foot annually) to the TI/LC reserves escrows.

Wells Fargo Reserve - For the first 24 payments of the loan term, the borrower is required to deposit $54,167 into the Wells Fargo reserves for outstanding tenant improvements and free rent obligations related to the Wells Fargo lease. Notwithstanding the foregoing, the aggregate amount that the borrower shall be required to deposit into the Wells Fargo Reserve, including the $1.3 million taken at closing, shall not exceed $2.6 million.

Lockbox / Cash Management.  The loan is structured with a Hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR based on the immediately preceding trailing three month period falls below 1.20x, (ii) there is an event of default under the loan documents, (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iv) Wells Fargo does not renew their lease for a minimum period of five years on or before the date that is 18 months prior to the expiration date in December 2020 of the Wells Fargo lease, all excess cash flow will be deposited into the cash management account and shall be deemed additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$46,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	262,272
Loan Purpose:	Refinance	Location:	Torrance, CA
Borrower:	Torrance Towne Center Associates LLC	Year Built / Renovated:	1985 / 2003
		Occupancy:	100.0%
Sponsor:	Norman R. La Caze	Occupancy Date:	9/30/2012
Interest Rate:	4.17300%	Number of Tenants:	34
Note Date:	12/4/2012	2009 NOI:	$4,312,541
Maturity Date:	1/1/2023	2010 NOI:	$4,521,251
Interest-only Period(1):	61 months	2011 NOI:	$4,897,037
Original Term(1):	121 months	TTM NOI(2):	$5,029,862
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$6,707,574
Call Protection(1):	L(26),Grtr1%orYM(92),O(3)	UW Expenses:	$2,246,140
Lockbox:	CMA	UW NOI(3):	$4,461,434
Additional Debt:	N/A	UW NCF:	$4,204,136
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$64,200,000 / $245
Additional Debt Type:	N/A	Appraisal Date:	10/23/2012

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$175
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	65.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.56x
Other:	$69,208	$0	N/A	UW NOI Debt Yield:	9.7%

(1) The first payment date for the loan according to the mortgage loan document is February 1, 2013. On the Note Date, JPMCB deposited funds sufficient to pay the interest associated with the loan on the Distribution Date in January 2013. Consequently, the mortgage loan term has been adjusted to reflect the additional payment of interest that the trust will receive on behalf of the mortgage loan.
(2) TTM NOI represents the trailing twelve months ending September 30, 2012.
(3) The UW NOI is lower than the TTM NOI primarily due to higher underwritten real estate taxes and ground lease payments than historical levels.
(4) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Torrance Towne Center loan has an outstanding balance of $46.0 million and is secured by a first mortgage lien on a leasehold interest in a 262,272 square foot retail property located on approximately 17 acres in Torrance, California. The loan has a 10-year term, and subsequent to an initial 61-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $33.7 million, pay closing costs of $1.6 million, fund upfront reserves of $0.1 million, and return $11.0 million to the sponsor. The previously existing debt, with an original principal balance of $36.0 million, was securitized in LBUBS 2004-C2.

The Borrower. The borrowing entity for the loan is Torrance Towne Center Associates LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Norman R. La Caze, the founder of La Caze Development Company. La Caze Development Company was established in 1980 and has since been involved in the development, management and rehabilitation of approximately 3.0 million square feet of commercial real estate throughout California, Nevada and Hawaii. The sponsor currently owns and operates approximately 1.4 million square feet of property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

The Property. Torrance Towne Center is a 262,272 square foot anchored shopping center located in Torrance, California. The property was originally constructed in 1985, and was reconfigured in 2003 when it was purchased by the sponsor. The property is currently 100.0% occupied by 34 tenants.  Major tenants at the property include Kohl’s, Howard’s Appliances, Smart & Final, Burke Williams Day Spa and Goodwill Industries. The largest tenant at the property, Kohl’s, leases 95,697 square feet through January 2024.

Torrance Towne Center is located on an approximately 17 acre site in Torrance, California, approximately nine miles west of Long Beach, California and 23 miles south of Los Angeles, California. Interstate 110, located approximately three miles from the property, connects Torrance with Los Angeles as well as Interstate 405, which provides access to Santa Monica to the north and Irvine to the south. Access to the local area is provided via Pacific Coast Highway, a major east/west thoroughfare, and Crenshaw Boulevard, a major east/west freeway. According to the appraisal, approximately 50,000 vehicles pass the property on the Pacific Coast Highway and Crenshaw Boulevard each day. Torrance serves as the home of Toyota Motor Sales, Toyota’s U.S. marketing arm that oversees sales and other operations and employed 3,379 people in Torrance as of June 2011. Torrance is also the headquarters of Honda North America, which coordinates the operations that manufacture and market Hondas in North America. Honda North America employed 2,095 people in Torrance as of June 2011.

The borrower is planning an expansion of Smart & Final’s space that will increase the size of the property by 7,672 square feet to 269,944 square feet. The expansion has been approved by the fee owner, the City of Torrance and is expected to be completed by June 2013.

According to the appraisal, the area within a five-mile radius of the property is estimated to have a median household income of $66,932 and a population of 447,516 in 2012. The appraisal identified six properties that serve as the competitive set for the property. The properties in the competitive set range in size from 134,943 to 493,617 square feet and were built between 1958 and 2011. The properties include three community centers located less than six miles from the property and three power centers located less than 10 miles from the property. The competitive set has a weighted average occupancy of 96.2%.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)
93.5%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 of each respective year. (2) Current Occupancy is as of September 30, 2012.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Kohl’s	Baa1 / BBB+ / BBB+	95,697	36.5%	$10.19	NAP	NAP	1/31/2024
Howard’s Appliances	NA / NA / NA	18,679	7.1%	$18.00	$257	9.6%	9/30/2014
Smart & Final	NA / NA / NA	18,005	6.9%	$19.20	NAP	NAP	7/31/2013
Burke Williams Day Spa	NA / NA / NA	15,672	6.0%	$28.80	NAP	NAP	12/31/2020
Goodwill Industries	NA / NA / NA	14,038	5.4%	$16.80	NAP	NAP	12/31/2014
Big 5 Sporting Goods	NA / NA / NA	10,000	3.8%	$12.07	$396	4.1%	1/31/2017
Total Woman	NA / NA / NA	10,000	3.8%	$24.00	NAP	NAP	12/31/2020
Party America	NA / NA / NA	9,000	3.4%	$24.20	$215	13.2%	1/31/2018
Bank of America	Baa2 / A- / A	7,981	3.0%	$49.67	NAP	NAP	1/20/2018
Center For Learning Unlimited	NA / NA / NA	7,524	2.9%	$19.57	NAP	NAP	4/30/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the trailing twelve month period ending December 31, 2011 for Howard’s Appliances, April 30, 2012 for Big 5 Sporting Goods and June 30, 2012 for Party America.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2012	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2013	4	22,887	8.7	567,223	9.7	22,887	8.7%	$567,223	9.7%
2014	6	43,144	16.5	1,021,166	17.5	66,031	25.2%	$1,588,389	27.2%
2015	5	10,867	4.1	322,528	5.5	76,898	29.3%	$1,910,916	32.7%
2016	3	9,204	3.5	329,441	5.6	86,102	32.8%	$2,240,357	38.4%
2017	6	23,700	9.0	748,318	12.8	109,802	41.9%	$2,988,675	51.2%
2018	3	20,924	8.0	834,229	14.3	130,726	49.8%	$3,822,904	65.5%
2019	1	1,200	0.5	40,392	0.7	131,926	50.3%	$3,863,296	66.2%
2020	3	27,084	10.3	742,186	12.7	159,010	60.6%	$4,605,482	78.9%
2021	1	1,200	0.5	49,687	0.9	160,210	61.1%	$4,655,169	79.7%
2022	1	6,365	2.4	210,000	3.6	166,575	63.5%	$4,865,169	83.3%
2023 & Beyond	1	95,697	36.5	974,999	16.7	262,272	100.0%	$5,840,168	100.0%
Total	34	262,272	100.0%	$5,840,168	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,122,009	$5,278,822	$5,608,196	$5,740,840	$5,840,168	$22.27	84.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$5,122,009	$5,278,822	$5,608,196	$5,740,840	$5,840,168	$22.27	84.2%
Total Reimbursements	818,920	885,985	932,363	974,828	1,097,205	4.18	15.8
Net Rental Income	$5,940,929	$6,164,807	$6,540,559	$6,715,668	$6,937,373	$26.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(346,869)	(1.32)	(5.0)
Other Income	44,484	88,672	117,070	115,075	117,070	0.45	1.7
Effective Gross Income	$5,985,413	$6,253,479	$6,657,629	$6,830,743	$6,707,574	$25.57	96.7%

Total Expenses(3)	$1,672,872	$1,732,228	$1,760,592	$1,800,881	$2,246,140	$8.56	33.5%

Net Operating Income	$4,312,541	$4,521,251	$4,897,037	$5,029,862	$4,461,434	$17.01	66.5%

Total TI/LC, Capex/RR	101,806	99,012	62,816	86,284	257,298	0.98	3.8
Net Cash Flow	$4,210,735	$4,422,239	$4,834,221	$4,943,578	$4,204,136	$16.03	62.7%
(1) TTM column represents trailing twelve months ending September 30, 2012.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Total Expenses are higher than TTM primarily due to higher projected real estate taxes and ground lease payments.

Property Management. The property is managed by La Caze Development Company, an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited $49,208 for a ground rent reserve and $20,000 for outstanding tenant improvements and leasing commission obligations.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no event of default has occurred and is continuing and the DSCR (calculated assuming a 30-year amortization schedule) based on a trailing three month basis is greater than 1.30x, and the borrower provides satisfactory evidence on or before the delinquency date that taxes and other charges have been paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, the DSCR (calculated assuming a 30-year amortization schedule) based on a trailing three month basis is greater than 1.30x, and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 9 – Torrance Towne Center

Replacement Reserves - On a monthly basis, the borrower is required to deposit $4,811 ($0.22 per square foot annually) to the replacement reserves escrow. This reserve is not subject to a cap. The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no event of default has occurred and is continuing and the DSCR (calculated assuming a 30-year amortization schedule) based on a trailing three month basis is greater than 1.30x.

Rollover Reserves - On a monthly basis, the borrower is required to deposit $16,632 ($0.76 per square foot annually) to the rollover reserve escrow. This reserve is not subject to a cap. The requirement for the borrower to make monthly deposits to the rollover reserve is waived so long as no event of default has occurred and is continuing and the DSCR (calculated assuming a 30-year amortization schedule) based on a trailing three month basis is greater than 1.30x.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to provide the lender with undated tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account which shall be held in escrow until a Cash Sweep Event (herein defined). Upon the occurrence of a Cash Sweep Event, the letters will be sent to each tenant. Prior to the occurrence of a Cash Sweep Event, the borrower and manager are required to collect rents and deposit them in the lockbox account.  The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.20x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,150,000	Title:	Fee
Cut-off Date Principal Balance:	$39,060,255	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.6%	Rooms:	310
Loan Purpose:	Refinance	Location:	Bloomington, MN
Borrowers:	Minneapolis ES Hotel, L.L.C., Minneapolis ES Leasing, L.L.C.	Year Built / Renovated:	1984 / 2006
		Occupancy:	74.0%
Sponsor:	FelCor Lodging LP	Occupancy Date:	9/30/2012
Interest Rate:	4.95000%	Number of Tenants:	N/A
Note Date:	9/28/2012	2009 NOI:	$3,756,890
Maturity Date:	10/1/2022	2010 NOI:	$4,089,094
Interest-only Period:	None	2011 NOI:	$4,484,258
Original Term:	120 months	TTM NOI(1):	$4,253,421
Original Amortization:	360 months	UW Economic Occupancy:	74.0%
Amortization Type:	Balloon	UW Revenues:	$12,390,537
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$8,274,967
Lockbox:	CMA	UW NOI:	$4,115,571
Additional Debt:	N/A	UW NCF:	$4,115,571
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$60,200,000 / $194,194
Additional Debt Type:	N/A	Appraisal Date:	8/1/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$126,001
Taxes:	$67,768	$67,768	N/A	Maturity Date Loan / Room:	$103,649
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.9%
FF&E Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	53.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.64x
Engineering Reserves:	$32,200	$0	N/A	UW NOI Debt Yield:	10.5%

(1) TTM NOI represents the trailing twelve months ending September 30, 2012.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.
(3) On an annual basis, the borrower is required to deposit an amount equal to the difference, if any, between 4.0% of gross income from operations for such calendar year and the amount of FF&E replacements for the immediately preceding calendar year. The annual deposit is waived if either (i) borrowers are required to make deposits directly with manager or (ii) the guarantor has elected to guarantee the borrowers’ FF&E deposit obligations.

The Loan. Embassy Suites Minneapolis loan has an outstanding principal balance of approximately $39.1 million and is secured by a first mortgage lien on a 310-room full service Embassy Suites hotel in Bloomington, Minnesota. The loan has a 10-year term and amortizes on a 30-year schedule. Proceeds from the loan, in addition to approximately $0.8 million of sponsor equity, were used to repay existing debt of $39.6 million, pay closing costs of $0.3 million and fund upfront reserves of $0.1 million. The property, along with six other properties, was previously encumbered by a loan originated by Prudential in 1999.

The Borrowers. The borrowing entities for the loan are Minneapolis ES Hotel, L.L.C. and Minneapolis ES Leasing, L.L.C., each a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is FelCor Lodging Limited Partnership, an affiliate of FelCor Lodging Trust Incorporated (“FelCor”), which is a publicly traded real estate investment trust (NYSE: FCH). As of October 2012, FelCor has a portfolio of 67 full service hotels and resorts, containing 19,335 rooms that are located across 22 states. FelCor operates flagged hotels such as Embassy Suites, Doubletree, Fairmont, Hilton, Marriott, Renaissance, Sheraton, Westin and Holiday Inn, as well as independent hotels.

The Property. Embassy Suites Minneapolis is a 310-room, full service hotel located in Bloomington, Minnesota. The property was built in 1984 and renovated in 2006. Hotel amenities include a fitness center, indoor pool, whirlpool, sauna, business center, 10,509 square feet of banquet and meeting space and two restaurants. The hotel features a variety of suite-style guest room configurations on levels two through ten of the property. Standard suites feature a living room and separate bedroom and bathroom. The living room area includes a sleeper sofa, armchair, flat screen television, dining table, wet bar, refrigerator and microwave oven. The bedroom includes a wardrobe, dresser, flat screen television, working desk, ergonomic chair and bed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

The property is located approximately 3.1 miles south of Minneapolis-St. Paul International Airport and approximately 1.3 miles east of the Mall of America. The property is located directly off of and is visible from Interstate 494. Interstate 494 provides east and west access throughout Bloomington, while other connecting highways provide north and south access. Interstate 35E provides access to St. Paul, which is approximately 10 miles northeast of the property, and Interstate 35W provides access to downtown Minneapolis, which is approximately 12 miles north of the property. In addition to access to the highway systems, the property is adjacent to the Hiawatha Light Rail American Boulevard station. The Hiawatha Light Rail begins at the Mall of America and provides service to the Minneapolis-St. Paul International Airport and downtown Minneapolis.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Embassy Suites Minneapolis(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	64.1%	$100.43	$64.43	73.4%	$126.50	$92.84	114.4%	126.0%	144.1%
2010	69.2%	$98.32	$68.05	81.4%	$125.02	$101.79	117.6%	127.1%	149.6%
2011	69.7%	$102.02	$71.06	77.8%	$134.64	$104.78	111.7%	132.0%	147.5%
TTM(4)	69.1%	$102.53	$70.84	74.0%	$139.39	$103.21	107.2%	135.9%	145.7%
(1) Data provided by Smith Travel Research. The competitive set contains the following properties: Crowne Plaza MSP Airport Mall Of America, Hilton Minneapolis St. Paul Airport, Marriott Minneapolis Airport and Holiday Inn Minneapolis Airport Southeast Eagan.
(2) Based on operating statements provided by the borrower.
(3) Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for Embassy Suites Minneapolis.
(4) TTM row represents the period ending September 30, 2012.

Embassy Suites Minneapolis’ primary competitive set, as defined in the appraisal, consists of four hotels totaling 1,605 rooms. Additionally, per the appraisal, the expected new supply in the property’s submarket includes a 501-room Radisson Blu at the Mall of America, which is expected to open in March of 2013. The table below provides a summary of the properties in the competitive set and estimated performance.

Competitive Hotels Profile(1)
				2011 Estimated Market Mix			2011 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Embassy Suites Minneapolis	310	1984	10,509	40%	18%	42%	78%	$134.64	$104.78
Crowne Plaza MSP Airport Mall Of America	430	1981	12,025	30%	10%	20%	68%	$89.00	$60.52
Hilton Minneapolis St. Paul Airport	300	1987	22,000	45%	30%	20%	77%	$125.00	$96.25
Marriott Minneapolis Airport	472	1971	19,000	35%	15%	20%	69%	$109.00	$75.21
Radisson Bloomington By Mall of America	403	2006	5,555	15%	20%	65%	84%	$98.00	$82.32
Total	1,915
(1) Per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	73.4%	81.4%	77.8%	74.0%	74.0%
ADR	$126.50	$125.02	$134.64	$139.39	$139.39
RevPAR	$92.84	$101.79	$104.78	$103.21	$103.20

Room Revenue	$10,504,519	$11,517,092	$11,856,044	$11,709,857	$11,677,280	$37,669	94.2%
Food and Beverage	45,630	62,232	69,221	80,663	80,439	259	0.6
Other Department Revenues	621,999	629,317	632,709	633,011	632,819	2,041	5.1
Total Revenue	$11,172,149	$12,208,642	$12,557,974	$12,423,532	$12,390,537	$39,969	100.0%

Room Expense	$2,181,085	$2,348,164	$2,337,864	$2,313,313	$2,306,877	$7,442	19.8%
Food and Beverage Expense	0	3,000	2,957	10,406	10,377	33	12.9
Other Departmental Expenses	614,863	850,909	820,673	779,498	779,374	2,514	123.2
Departmental Profit	$8,376,201	$9,006,569	$9,396,480	$9,320,315	$9,293,909	$29,980	75.0%

Operating Expenses	$3,036,633	$3,345,587	$3,498,697	$3,538,456	$3,528,999	$11,384	28.5%
Gross Operating Profit	$5,339,568	$5,660,981	$5,897,783	$5,781,859	$5,764,910	$18,596	46.5%

Fixed Expenses	$908,115	$872,973	$692,375	$817,493	$905,907	$2,922	7.3%
Management Fee	223,451	215,336	216,671	214,004	247,811	799	2.0
FF&E	451,112	483,578	504,478	496,941	495,621	1,599	4.0
Total Other Expenses	$1,582,678	$1,571,887	$1,413,525	$1,528,438	$1,649,339	$5,320	13.3%

Net Operating Income	$3,756,890	$4,089,094	$4,484,258	$4,253,421	$4,115,571	$13,276	33.2%
Net Cash Flow	$3,756,890	$4,089,094	$4,484,258	$4,253,421	$4,115,571	$13,276	33.2%
(1) TTM column represents the trailing twelve months ending September 30, 2012.
(2) Per Room values based on 310 hotel rooms.
(3) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The hotel is managed by Embassy Suites Management LLC. The terms of the management agreement call for a base management fee of 2.0% of gross revenues and an incentive fee equal to the lesser of (i) 2.0% of gross revenues, and (ii) 20.0% of cash flow after reserves, reduced to the extent necessary to give the sponsor a 12.0% return on their invested capital in the hotel.

Franchise Agreement. The property has a franchise agreement with Embassy Suites Franchise LLC, for use of the Embassy Suites flag through January 2016. The franchise agreement provides for an aggregate franchise fee of 4.0% of gross room revenue, as well as a marketing and reservation fee of 3.5% of gross room revenue. In the event the property no longer has a flag, the loan will become full recourse to the sponsor, and a full cashflow sweep will be triggered. Please refer to “Lockbox / Cash Management” herein.  See “Risk Factors – Risks Relating to Affiliation with a Franchise or Hotel Management Agreement” in the Free Writing Prospectus.

Escrows and Reserves. At closing, the borrower deposited into escrow $67,768 for real estate taxes and $32,200 for deferred maintenance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $67,768.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or Cash Sweep Event (herein defined) has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy.

FF&E Reserves - On an annual basis, the borrower shall deposit an amount equal to the difference, if any, between the amount of FF&E replacements expended for the immediately preceding calendar year and 4.0% of gross income from operations for such calendar year. The annual deposit is waived if either (i) the borrowers are required to make deposits directly with the manager or (ii) the guarantor has elected to guarantee the borrowers’ FF&E deposit obligations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 10 – Embassy Suites Minneapolis

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to cause the manager to deposit all revenues received from the property into the lockbox account within one business day after receipt. The borrower was also required to cause the manager to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of lender. Lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.30x; or (iv) a De-Flagging Trigger Event (herein defined). Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan.

A “De-Flagging Trigger Event” occurs when the franchise agreement is no longer in full force and effect for any reason, or when the franchisor has suspended or terminated the hospitality operating lessee's rights as a franchisee under the franchise agreement for any reason. In the event a De-Flagging Trigger Event occurs, the loan becomes full recourse to the sponsor.

Future Additional Debt. The borrower may obtain a mezzanine loan, secured by the pledge of the ownership interests in the borrower, provided that, among other things: (i) the LTV of the then-outstanding principal balance of the mortgage loan and mezzanine loan shall not exceed 70.0% based on a recently prepared appraisal; (ii) the current debt yield (factoring in the then-outstanding mortgage loan and mezzanine loan) is no less than 11.0%; (iii) the debt service coverage ratio (taking into account the mezzanine loan) is no less than 1.50x; and (iv) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 11 – Amazon Fulfillment Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,500,000	Title(1):	Fee/Leasehold
Cut-off Date Principal Balance:	$38,500,000	Property Type - Subtype:	Industrial - Warehouse
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	1,016,148
Loan Purpose:	Acquisition	Location:	Charleston, TN
Borrower:	Cole ID Charleston TN, LLC	Year Built / Renovated:	2011 / N/A
Sponsor:	Cole REIT III Operating Partnership, LP	Occupancy:	100.0%
		Occupancy Date:	12/1/2012
Interest Rate:	4.09800%	Number of Tenants:	1
Note Date:	10/16/2012	2009 NOI(3):	N/A
Anticipated Repayment Date(2):	11/1/2019	2010 NOI(3):	N/A
Interest-only Period:	84 months	2011 NOI(3):	N/A
Original Term(4):	84 months	TTM NOI(3):	N/A
Original Amortization:	N/A	UW Economic Occupancy:	97.0%
Amortization Type:	ARD-Interest Only	UW Revenues:	$4,415,054
Call Protection:	L(25),Grtr1%orYM(55),O(4)	UW Expenses:	$443,347
Lockbox(5):	Hard	UW NOI:	$3,971,706
Additional Debt:	N/A	UW NCF:	$3,870,092
Additional Debt Balance:	N/A	Appraised Value / Per SF(6):	$60,000,000 / $59
Additional Debt Type:	N/A	Appraisal Date:	8/10/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$38
Taxes:	$0	Springing	N/A	ARD Loan / SF:	$38
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	64.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.42x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.3%

(1) The improvements are subject to a payment in lieu of taxes (“PILOT”) program which decreases the property tax liability 50% each year for 10 years through December 2021. As part of the PILOT program the subject site is owned by the Industrial Development Board, which is controlled by the Bradley County Economic Development Commission. While the land is leased to the subject ownership, there is not a lease payment and there is an ongoing purchase option for the land in the amount of $1.00.  As additional security, the mortgage is also secured by the fee interest.
(2) The loan is structured with an anticipated repayment date (“ARD”) of November 1, 2019. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 300 basis points plus the greater of (i) the initial interest rate (4.09800%) or (ii) the then current seven-year swap yield (the “Revised Interest Rate”); but in no event shall the Revised Interest Rate exceed 500 basis points plus the initial interest rate. The final maturity date of the loan is November 1, 2022.
(3) The property was constructed in 2011 and as such historical financials are not available.
(4) Represents the Original Term to the ARD.
(5) Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox shall be deemed additional security for the loan. A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; (iii) Amazon.com having a senior unsecured credit rating below BBB- (or the equivalent), (iv) Amazon.com’s EBITDA is $828 million or less, (v) Amazon.com shall have ceased occupying the property, (vi) the Amazon.com guaranty of the lease shall cease to be in full force and effect, or (vii) the payment date one month prior to the ARD has occurred without full payment of the loan.
(6) The appraisal also concluded a “Hypothetical Market Value as Dark” of $37.7 million ($37 per square foot).

The Loan. The Amazon Fulfillment Center loan has an outstanding principal balance of approximately $38.5 million and is secured by a first mortgage lien on a newly constructed industrial building that is 100.0% leased to Amazon.com ("Amazon") through September 2026. The loan is structured with an anticipated repayment date (“ARD”) of November 1, 2019, and a final maturity date of November 1, 2022.  The seven-year loan is interest-only through the ARD. The property was acquired by the sponsor in May 2012 in an all-cash acquisition for approximately $59.3 million from USAA.  The proceeds of the loan were used to pay closing costs of approximately $0.8 million and return equity of $37.7 million to the sponsor. After recapitalization, the sponsor has approximately $20.8 million of equity remaining in the property.  The sponsor is Cole REIT III Operating Partnership, LP, an operating partnership under Cole Real Estate Investments which has managed more than 1,950 assets representing approximately 70.6 million square feet of commercial real estate in 47 states with a combined acquisition cost of approximately $11.8 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 11 – Amazon Fulfillment Center

The Property. The property is an approximately 1.0 million square foot (not including mezzanine space) Class A distribution center situated on an approximately 115-acre parcel in Charleston, Tennessee.  The property also includes an additional 238,595 square feet of mezzanine space that is utilized for storage but not included in the net rentable area.  The property improvements include 38 foot clear height and 46 dock high doors.  The distribution center was constructed in 2011 and is 100.0% leased to Amazon.com Inc. (“Amazon”) as one of their regional distribution centers.  Amazon has a 15-year triple net lease with an initial lease maturity in September 2026 with four, 5-year renewal options.  The lease has a rate of $3.88 per square foot with 2.0% annual rent steps.  The lease is guaranteed by Amazon which is currently rated Baa1 and AA- by Moody’s and S&P, respectively.  Amazon is an online retailer based in Seattle with over 65,000 employees.

The Market. The property is located in Charleston, Tennessee near Interstate 75 which is a major roadway that connects Chattanooga and Knoxville. Interstate 75 is approximately two and a half miles from the property with access provided by Lauderdale Highway. The property is located approximately 40 miles from the Chattanooga Airport and approximately 45 miles from the Chattanooga central business district. In addition to the property, new industrial facilities in the market include a recently constructed 1.0 million square foot Whirlpool manufacturing facility and a 400,000 square foot Whirlpool distribution facility that is currently under construction. According to the appraisal, Class A warehouse properties in the Chattanooga market have average rental rates of $3.25 per square foot and an average vacancy of 8.0% as of year end 2011.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF) (2)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Amazon	Baa1 / AA- / NA	1,016,148	100.0%	$3.88	9/30/2026
(1) Based on the underwritten rent roll.
(2) The property also includes an additional 238,595 square foot mezzanine space that is not included in the rentable area and is utilized for storage.

Underwritten Net Cash Flow(1)
	Budget	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,946,867	$4,198,719	$4.13	92.2%
Vacant Income	0	0	0	0.0
Gross Potential Rent	$3,946,867	$4,198,719	$4.13	92.2%
Total Reimbursements(4)	0	352,883	0.35	7.8
Net Rental Income	$3,946,867	$4,551,602	$4.48	100.0%
(Vacancy/Credit Loss)	0	(136,548)	(0.13)	(3.0)
Other Income	0	0	0.00	0.0
Effective Gross Income	$3,946,867	$4,415,054	$4.34	97.0%

Total Expenses(4)	$0	$443,347	$0.44	10.0%

Net Operating Income	$3,946,867	$3,971,706	$3.91	90.0%

Total TI/LC, Capex/RR	0	101,615	0.10	2.3
Net Cash Flow	$3,946,867	$3,870,092	$3.81	87.7%

Occupancy		100.0%
(1) The property was constructed in 2011 and as such historical financials are not available.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Amazon’s lease has a rate of $3.88 per square foot with 2.0% annual rent steps.  Underwritten Rents in Place reflect the average contractual rent over the term of the lease.
(4) Amazon’s lease is triple net and Total Reimbursements and Total Expenses are shown for illustrative purposes.

Future Additional Debt. A mezzanine loan may be originated by owners of a qualified transferee under a third party sale provided certain terms and conditions are satisfied including: (i) the LTV of the mortgage and mezzanine loans does not exceed 75.0% based on a recent appraisal, (ii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.60x, (iii) the mezzanine loans shall be evidenced by lender in its sole discretion, (iv) the maturity date of the mezzanine loan shall be no earlier than the final maturity date of the loan and (v) the senior unsecured credit rating of Amazon is BBB- (or the equivalent) or better if rated by a rating agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 12 – Salem Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title(1):	Fee/Leasehold
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	212,007
Loan Purpose:	Acquisition	Location:	Salem, OR
Borrower:	OGG Salem Center LLC	Year Built / Renovated:	1980 - 1985 / 1995
Sponsor:	Gregory Greenfield & Associates, LTD.	Occupancy(2):	82.5%
		Occupancy Date:	9/30/2012
Interest Rate:	4.75000%	Number of Tenants:	54
Note Date:	10/30/2012	2009 NOI:	$4,217,435
Maturity Date:	11/1/2017	2010 NOI:	$3,997,014
Interest-only Period:	12 months	2011 NOI:	$3,618,668
Original Term:	60 months	TTM NOI(3):	$3,761,374
Original Amortization:	360 months	UW Economic Occupancy:	86.9%
Amortization Type:	IO-Balloon	UW Revenues:	$6,688,181
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$2,724,990
Lockbox:	CMA	UW NOI(2):	$3,963,191
Additional Debt:	N/A	UW NCF:	$3,715,509
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$44,000,000 / $208
Additional Debt Type:	N/A	Appraisal Date:	7/31/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$157
Taxes:	$55,400	$46,000	N/A	Maturity Date Loan / SF:	$147
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.6%
Replacement Reserves:	$3,535	$3,535	N/A	Maturity Date LTV:	70.8%
TI/LC:	$15,901	$15,901	N/A	UW NCF DSCR:	1.79x
Other(4):	$3,237,510	$20,449	N/A	UW NOI Debt Yield:	11.9%

(1) The property is comprised of fee parcels and seven ground leased parcels owned by different ground lessors with varying maturity dates, all of which have expirations or extension options at least 34 years beyond the loan term.
(2) Occupancy and UW NOI include Ross Dress for Less, which has executed a lease for 29,866 square feet, but is not expected to take occupancy of, or start paying rent for, the leased space until June 2013.
(3) TTM NOI represents the trailing twelve month period ending September 30, 2012.
(4) Initial Other Reserves includes $426,162 for outstanding tenant improvements and leasing commissions, $61,348 for an upfront ground rent reserve, a $2.5 million letter of credit covering general renovations the landlord is performing at the property and a $250,000 letter of credit covering a free rent reserve with regards to the Ross Dress for Less lease.

The Loan. The Salem Center loan has an outstanding principal balance of approximately $33.3 million and is secured by a first mortgage lien on a regional mall located in Salem, Oregon. The loan has a five-year term and subsequent to a one-year interest-only period, the loan will amortize on a 30-year schedule. The proceeds of the loan, along with $11.4 million of sponsor’s equity were used to acquire the property for $43.5 million from General Growth Properties, fund upfront reserves of approximately $0.6 million and pay closing costs of $0.6 million. The sponsor is an affiliate of Och-Ziff Capital Management (“Och-Ziff”). Och-Ziff is one of the largest institutional alternative asset managers in the world, with approximately $31.8 billion in assets under management as of November 1, 2012. The property was previously securitized in LBUBS 2003-C8.

The Property. Salem Center is a 649,624 square foot regional mall, of which 212,007 square feet serves as collateral for the loan.  The property, located in Salem, Oregon, was constructed in phases starting in 1980 through 1985 and was last renovated in 1995.  Anchors at the property which are not part of the collateral for the loan include Kohl’s (80,000 square feet), Nordstrom (72,000 square feet), JCPenney (102,500 square feet) and Macy’s (183,500 square feet). The collateral is currently 82.5% occupied by 54 tenants including, Ross Dress for Less, Victoria’s Secret, Bath & Body Works, American Eagle Outfitters, Cinebarre Theater and Aéropostale. Ross Dress for Less recently executed a 29,866 square foot lease and is expected to take occupancy and begin paying rent in June 2013. Letters of credit in the aggregate amount of $2.75 million were taken at closing to cover the current renovation and outstanding landlord obligations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 12 – Salem Center

The Market. The property is located in the downtown area of Salem, Oregon. The area has access to Interstate 5, a major highway that provides access to the north and south of the Salem metro area. The property has a primary trade area consisting of an approximately five mile radius that contains approximately 212,000 people with an average household income of $54,557. The secondary trade area consists of an approximately 25 mile radius that contains approximately 546,000 people with an average household income of $58,216. According to the appraisal, the property is located in the Salem retail submarket which reported a vacancy rate of 10.5% and average asking rental rates for non-anchor retail space of $16.00 per square foot as of the second quarter of 2012. The appraisal identified four competitive properties ranging in size from approximately 142,000 square feet to 755,000 square feet which reported an average vacancy rate of approximately 3.5%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Cost	Lease Expiration Date
Cinebarre Theater(4)	B3 / B+ / B-	38,000	17.9%	$10.00	$472,100	11.5%	5/31/2014
Ross Dress for Less(5)	NA / BBB+ / NA	29,866	14.1%	$11.00	N/A	N/A	1/31/2024
Famous Footwear(6)	NA / NA / NA	6,560	3.1%	$15.24	$170	9.0%	12/31/2012
Deb	NA / NA / NA	5,927	2.8%	$8.90	$111	8.0%	2/28/2015
Maurices	NA / NA / NA	4,927	2.3%	$19.76	$268	7.4%	1/31/2020
American Eagle Outfitters	NA / NA / NA	4,894	2.3%	$39.84	$393	10.1%	1/31/2017
Victoria’s Secret	Ba2 / BB+ / BB+	4,548	2.1%	$24.00	$583	4.1%	1/31/2016
Buckle	NA / NA / NA	4,527	2.1%	$34.91	$466	7.5%	1/31/2015
The Picture People	NA / NA / NA	3,759	1.8%	$12.25	$129	9.5%	7/31/2017
Chico’s	NA / NA / NA	3,749	1.8%	$35.00	N/A	N/A	11/30/2022
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF are as of the trailing twelve months ending September 30, 2012.
(4) Sales PSF reflects sales per screen for Cinebarre Theater. Sales per screen is based on a total of seven screens.
(5) Ross Dress for Less has an executed lease for 29,866, but is not expected to take occupancy of, or start paying rent for, the leased space until June 2013.
(6) Famous Footwear’s lease expired on September 30, 2012. The tenant is currently negotiating a five year lease renewal and is paying month-to-month rent until the lease is executed.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,630,283	$3,605,696	$3,632,299	$3,705,853	$4,066,847	$19.18	54.2%
Vacant Income	0	0	0	0	983,480	4.64	13.1
Gross Potential Rent	$3,630,283	$3,605,696	$3,632,299	$3,705,853	$5,050,327	$23.82	67.3%
Total Reimbursements	2,638,176	2,448,076	2,239,447	2,198,033	2,458,228	11.60	32.7
Net Rental Income	$6,268,459	$6,053,772	$5,871,746	$5,903,886	$7,508,555	$35.42	100.0%
(Vacancy/Credit Loss)	(9,690)	(6,137)	(61,234)	11,030	(983,480)	(4.64)	(13.1)
Other Income	205,293	331,477	146,599	163,106	163,106	0.77	2.2
Effective Gross Income	$6,464,062	$6,379,112	$5,957,111	$6,078,022	$6,688,181	$31.55	89.1%

Total Expenses	$2,246,627	$2,382,098	$2,338,443	$2,316,648	$2,724,990	$12.85	40.7%

Net Operating Income	$4,217,435	$3,997,014	$3,618,668	$3,761,374	$3,963,191	$18.69	59.3%

Total TI/LC, Capex/RR	0	0	0	0	247,682	1.17	3.7
Net Cash Flow	$4,217,435	$3,997,014	$3,618,668	$3,761,374	$3,715,509	$17.53	55.6%
Occupancy	84.8%	84.4%	84.5%	78.6%	82.5%
(1) TTM column represents the trailing twelve months ending September 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than the TTM due to a recently executed 29,866 square foot Ross Dress for Less lease and 3,749 square foot Chico’s lease.  Chico’s took occupancy on December 1, 2012 and Ross Dress for Less is expected to take occupancy on June 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 13 – Waterford Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,475,000	Title:	Fee
Cut-off Date Principal Balance:	$30,475,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	245,025
Loan Purpose:	Acquisition	Location:	Tampa, FL
Borrower:	Waterford Plaza, LLC	Year Built / Renovated:	1986 / N/A
Sponsor:	Parmenter Realty Fund IV	Occupancy:	82.5%
	Investments, Inc.	Occupancy Date:	9/1/2012
Interest Rate:	4.40000%	Number of Tenants:	12
Note Date:	11/15/2012	2009 NOI:	$3,524,281
Maturity Date:	12/1/2022	2010 NOI:	$3,650,187
Interest-only Period:	None	2011 NOI:	$3,522,579
Original Term:	120 months	TTM NOI(1):	$3,641,457
Original Amortization:	360 months	UW Economic Occupancy:	83.0%
Amortization Type:	Balloon	UW Revenues:	$5,755,098
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$2,610,214
Lockbox:	Hard	UW NOI(2):	$3,144,884
Additional Debt:	N/A	UW NCF:	$2,708,612
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$44,400,000 / $181
Additional Debt Type:	N/A	Appraisal Date:	9/26/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$124
Taxes:	$61,303	$61,303	N/A	Maturity Date Loan / SF:	$100
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$4,085	$4,085	N/A	Maturity Date LTV:	55.3%
TI/LC:	$600,000	$31,500	N/A	UW NCF DSCR:	1.48x
Other(3):	$ 2,935,363	$0	N/A	UW NOI Debt Yield:	10.3%

(1) TTM NOI represents the trailing twelve months ending October 31, 2012.
(2) UW NOI is lower than historical levels primarily due to a projected increase in taxes based on an increasing real estate assessment.
(3) Other Initial Escrows and Reserves includes an upfront engineering reserve of approximately $1.6 million to be used for near term improvements, including elevator modernization, roof repairs, air condition repairs, and garage repairs, an outstanding tenant improvement and leasing commissions reserve of $1.2 million for remaining landlord obligations associated with three tenants, and a $0.2 million rent abatement reserve.

The Loan. The Waterford Plaza loan has an outstanding balance of approximately $30.5 million and is secured by a first mortgage lien on a 245,025 square foot office property located in Tampa, Florida. The 10-year loan amortizes on a 30-year schedule. Proceeds from the loan, along with $14.4 million of sponsor equity, were used to acquire the property for approximately $40.7 million, fund upfront reserves of $3.6 million, and pay closing costs of $0.6 million. The sponsor is an affiliate of Parmenter Realty Partners (“Parmenter”), a real estate investment management company founded in 1989 by Darryl Parmenter focused on value investing in the southeast and southwest United States.

The Property. Waterford Plaza is a 12-story, 245,025 square foot multi-tenant office building located within the Westshore submarket in Tampa, Florida. The Class A office building was constructed in 1986. The loan’s collateral also includes a six-level, 896-space, aboveground parking garage, resulting in an overall parking ratio of approximately 3.7 spaces per 1,000 square feet of net rentable area. The property is currently 82.5% occupied by 12 tenants and has been over 80.0% occupied since 2009. The largest tenant at the property, URS Corporation (NYSE: URS), leases 117,964 square feet (48.1% of the net rentable area) through May 2017, and has been in occupancy since December 1989. URS Corporation is a fully integrated engineering, construction and technical services organization, which focuses on various projects in the areas of construction, oil and gas, infrastructure, and power. URS Corporation was founded in 1951 and has over 57,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 13 – Waterford Plaza

The Market. The property is located in Tampa, Florida, approximately three miles northwest of Interstate 275, which connects Tampa to St. Petersburg approximately 18 miles to the southwest. According to the appraisal, as of the second quarter of 2012, the Tampa-St. Petersburg market had an average vacancy rate of approximately 20.9% and average asking rents of $16.94 per square foot. The property is located in the Westshore submarket, which reported an average vacancy rate of approximately 18.6% and average asking rents of $21.24 per square foot. The appraisal identified five competitive properties ranging from approximately 180,000 to 265,000 square feet that reported a weighted average vacancy of 15.0%.

The property is located adjacent to Island Center, which is sponsored by an affiliate of Parmenter and is encumbered by another loan in the trust (Mortgage Loan No. 14 – Island Center). As long as Waterford Plaza and Island Center are owned by an affiliate of Parmenter, neither the borrower nor the guarantor shall lease, sublease or subsublease any portion of any space of one property to a tenant of the other property, subject to certain exceptions set forth in the loan agreement.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
URS Corporation(3)	Baa3 / BBB- / NA	117,964	48.1%	$28.60	5/31/2017
AON Consulting(4)(5)	NA / NA / NA	34,135	13.9%	$25.44	6/30/2023
American Integrity Insurance	NA / NA / NA	15,832	6.5%	$28.50	7/31/2013
Marcus and Millichap	NA / NA / NA	9,267	3.8%	$26.75	1/30/2013
Meru Networks	NA / NA / NA	8,389	3.4%	$21.63	3/31/2014
CNBS Financial Group Inc	NA / NA / NA	5,221	2.1%	$28.00	6/30/2018
Waterford Cafe	NA / NA / NA	2,456	1.0%	$10.50	1/31/2014
College Defaulted Student Loans	NA / NA / NA	2,168	0.9%	$21.22	1/31/2016
Mercuri International	NA / NA / NA	1,826	0.7%	$23.50	4/30/2014
Momentum Consulting	NA / NA / NA	715	0.3%	$22.28	1/31/2014
Check Point Software	NA / NA / NA	614	0.3%	$20.50	9/30/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) If URS Corporation fails to renew its lease 18 months prior to expiration, excess cash will be swept into a reserve account capped at $2.3 million.
(4) In 2009, AON Consulting subleased 13,395 square feet to Groelle & Salmon, with a lease expiration of November 30, 2018.
(5) AON Consulting has an early termination option on June 30, 2019, which may be exercised with 12 months notice and payment of a termination of unamortized tenant improvements and leasing commissions.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,490,314	$5,522,888	$5,665,756	$5,556,012	$5,412,046	$22.09	78.0%
Vacant Income	0	0	0	0	1,108,766	4.53	16.0
Gross Potential Rent	$5,490,314	$5,522,888	$5,665,756	$5,556,012	$6,520,811	$26.61	94.0%
Total Reimbursements	459,216	381,633	50,688	200,165	413,333	1.69	6.0
Net Rental Income	$5,949,530	$5,904,521	$5,716,444	$5,756,177	$6,934,144	$28.30	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,179,047)	(4.81)	(17.0)
Other Income	56,937	3,641	4,514	4,327	0	0.00	0.0
Effective Gross Income	$6,006,467	$5,908,162	$5,720,958	$5,760,504	$5,755,098	$23.49	83.0%

Total Expenses(3)	$2,482,186	$2,257,975	$2,198,379	$2,119,047	$2,610,214	$10.65	45.4%

Net Operating Income	$3,524,281	$3,650,187	$3,522,579	$3,641,457	$3,144,884	$12.83	54.6%

Total TI/LC, Capex/RR	0	0	0	0	436,272	1.78	7.6
Net Cash Flow	$3,524,281	$3,650,187	$3,522,579	$3,641,457	$2,708,612	$11.05	47.1%
Occupancy	87.1%	85.3%	86.1%	85.3%	82.5%
(1) TTM column represents trailing twelve months ending October 31, 2012.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Total Expenses are higher than historical levels primarily due to a projected increase in taxes based on an increasing real estate assessment.

Future Additional Debt. A mezzanine loan may be originated by owners of a qualified transferee under a third party sale provided certain terms and conditions are satisfied, including: (i) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a newly commissioned appraisal; (ii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.25x; (iii) the mezzanine loans shall be evidenced by lender in its sole discretion and (iv) the maturity date of the mezzanine shall be no earlier than the maturity date of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 14 – Island Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,375,000	Title:	Fee
Cut-off Date Principal Balance:	$29,375,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	249,796
Loan Purpose:	Acquisition	Location:	Tampa, FL
Borrower:	Island Center Group, LLC	Year Built / Renovated:	1985 / N/A
Sponsor:	Parmenter Realty Fund IV Investments, Inc.	Occupancy:	81.4%
		Occupancy Date:	9/1/2012
Interest Rate:	4.40000%	Number of Tenants:	28
Note Date:	11/15/2012	2009 NOI:	$2,852,144
Maturity Date:	12/1/2022	2010 NOI:	$2,689,039
Interest-only Period:	None	2011 NOI:	$3,149,290
Original Term:	120 months	TTM NOI(1):	$3,378,938
Original Amortization:	360 months	UW Economic Occupancy:	81.7%
Amortization Type:	Balloon	UW Revenues:	$5,444,312
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$2,480,186
Lockbox:	Hard	UW NOI(2):	$2,964,125
Additional Debt:	N/A	UW NCF:	$2,530,781
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,700,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	9/26/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$118
Taxes:	$58,333	$58,333	N/A	Maturity Date Loan / SF:	$95
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.8%
Replacement Reserves:	$4,167	$4,167	N/A	Maturity Date LTV:	55.4%
TI/LC:	$400,000	$31,500	$500,000	UW NCF DSCR:	1.43x
Other(3):	$2,943,826	$0	N/A	UW NOI Debt Yield:	10.1%

(1) TTM NOI represents the trailing twelve months ending October 31, 2012.
(2) UW NOI is lower than historical levels primarily due to a projected increase in taxes based on an increasing real estate assessment.
(3) Other Initial Escrows and Reserves represent an upfront engineering reserve of approximately $2.3 million to fund near term improvements including elevator modernization, roof repairs, air condition repairs, and garage repairs, an outstanding tenant improvement and leasing commissions reserve of $0.3 million and a $0.3 million rent abatement reserve.

The Loan. The Island Center loan has an outstanding balance of approximately $29.4 million and is secured by a first mortgage lien on a 249,796 square foot office property located in Tampa, Florida. The 10-year loan amortizes on a 30-year schedule. Proceeds from the loan, along with $12.5 million of sponsor equity, were used to acquire the property for approximately $39.0 million, fund upfront reserves of $3.4 million, and pay closing costs of $0.6 million. The sponsor is an affiliate of Parmenter Realty Partners (“Parmenter”), a real estate investment management company founded in 1989 by Darryl Parmenter focused on value investing in the southeast and southwest United States.

The Property. Island Center is a 12-story, 249,796 square foot multi-tenant office building located within the Westshore submarket in Tampa, Florida. The Class A office building was constructed in 1985. The loan’s collateral also includes a nine-level, 793-space, aboveground parking garage, resulting in an overall parking ratio of approximately 3.2 spaces per 1,000 square feet of net rentable area. The property is currently 81.4% occupied by 28 tenants. The largest tenant at the property is CIGNA (NYSE: CI), which leases 26,049 square feet (10.4% of the net rentable area) through August 2018. CIGNA is a global health insurance company which has over 31,000 employees worldwide, and operates in 30 countries.

The Market. The property is located in Tampa, Florida approximately three miles northwest of Interstate 275, which connects Tampa to St. Petersburg approximately 18 miles to the southwest. According to the appraisal, as of the second quarter of 2012, the Tampa-St. Petersburg market had an average vacancy rate of approximately 20.9% and average asking rents of $16.94 per square foot. The property is located in the Westshore submarket, which reported an average vacancy rate of approximately 18.6% and average asking rents of $21.24 per square foot. The appraisal identified five competitive properties ranging from approximately 180,000 to 265,000 square feet that reported a weighted average vacancy of approximately 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 14 – Island Center

The property is located adjacent to Waterford Plaza, which is sponsored by an affiliate of Parmenter and is encumbered by another loan in the trust (Mortgage Loan No. 13 – Waterford Plaza). As long as Island Center and Waterford Plaza are owned by an affiliate of Parmenter, neither the borrower nor the guarantor shall lease, sublease or subsublease any portion of any space of one property to a tenant of the other property, subject to certain exceptions set forth in the loan agreement.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
CIGNA	Baa2 / BBB / BBB	26,049	10.4%	$28.00	8/31/2018
World Triathalon	NA / NA / NA	19,730	7.9%	$28.19	4/30/2022
Arma Global Corp	NA / NA / NA	16,899	6.8%	$27.25	5/31/2015
Insight Direct USA, Inc.	NA / NA / NA	16,347	6.5%	$24.72	3/31/2017
TCM Bank	NA / NA / NA	15,042	6.0%	$30.60	5/31/2018
GXS, Inc.	NA / NA / NA	14,920	6.0%	$26.95	5/31/2013
Pennsylvania Manufacturers Association	NA / NA / NA	13,601	5.4%	$30.00	1/31/2016
Socious Marketing, Inc.	NA / NA / NA	8,124	3.3%	$22.66	1/31/2017
Progresses Therapy	NA / NA / NA	6,786	2.7%	$28.96	8/31/2015
Gulfstream Natural Gas	NA / NA / NA	6,196	2.5%	$27.00	10/31/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,902,108	$4,831,340	$5,186,704	$5,256,677	$5,271,404	$21.10	79.1%
Vacant Income	0	0	0	0	1,182,829	4.74	17.7
Gross Potential Rent	$4,902,108	$4,831,340	$5,186,704	$5,256,677	$6,454,233	$25.84	96.8%
Total Reimbursements	283,172	86,237	104,979	139,520	211,706	0.85	3.2
Net Rental Income	$5,185,280	$4,917,577	$5,291,683	$5,396,197	$6,665,939	$26.69	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,221,627)	(4.89)	(18.3)
Other Income	12,531	8,197	9,216	55,262	0	0.00	0.0
Effective Gross Income	$5,197,811	$4,925,774	$5,300,899	$5,451,459	$5,444,312	$21.80	81.7%

Total Expenses(3)	$2,345,667	$2,236,735	$2,151,609	$2,072,521	$2,480,186	$9.93	45.6%

Net Operating Income	$2,852,144	$2,689,039	$3,149,290	$3,378,938	$2,964,125	$11.87	54.4%

Total TI/LC, Capex/RR	0	0	0	0	433,345	1.73	8.0
Net Cash Flow	$2,852,144	$2,689,039	$3,149,290	$3,378,938	$2,530,781	$10.13	46.5%
Occupancy	77.1%	78.4%	81.7%	85.7%	81.4%
(1) TTM column represents trailing twelve months ending October 31, 2012.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Total Expenses are higher than historical levels primarily due to a projected increase in taxes based on an increasing real estate assessment.

Future Additional Debt. A mezzanine loan may be originated by owners of a qualified transferee under a third party sale provided certain terms and conditions are satisfied, including: (i) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a newly commissioned appraisal; (ii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.20x; (iii) the mezzanine loans shall be evidenced by lender in its sole discretion and (iv) the maturity date of the mezzanine shall be no earlier than the maturity date of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 108

Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 15 – Pathmark Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$27,468,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$27,468,000	Property Type - Subtype:	Retail – Freestanding
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	142,623
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built/Renovated:	Various / Various
Sponsor:	Inland Diversified Real Estate Trust, Inc.	Occupancy:	100.0%
		Occupancy Date:	12/6/2012
Interest Rate(2):	4.15000%	Number of Tenants:	3
Note Date:	9/13/2012	2009 NOI(3):	N/A
Anticipated Repayment Date(2):	10/6/2022	2010 NOI(3):	N/A
Interest-only Period:	120 months	2011 NOI(3):	N/A
Original Term(4):	120 months	TTM NOI(3):	N/A
Original Amortization:	N/A	UW Economic Occupancy:	95.0%
Amortization Type:	ARD-Interest Only	UW Revenues:	$3,577,453
Call Protection:	L(26),Grtr1%orYM(90),O(4)	UW Expenses:	$617,704
Lockbox:	CMA	UW NOI:	$2,959,749
Additional Debt:	N/A	UW NCF:	$2,850,078
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,300,000 / $353
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$193
Taxes:	$0	$0	N/A	ARD Loan / SF:	$193
Insurance:	$0	$0	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	$0	N/A	ARD LTV:	54.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.47x
Other(5):	$1,250,000	$0	N/A	UW NOI Debt Yield:	10.8%

(1) The borrowers are Inland Diversified Wilmington Lancaster, L.L.C., Inland Diversified Seaford Merrick, L.L.C. and Inland Diversified Upper Darby 69th, L.L.C.
(2) The loan is structured with an anticipated repayment date (“ARD”) of October 6, 2022. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue based on a step up in the interest rate of 200 basis points plus the initial interest rate of 4.15000%. The final maturity date of the loan is October 6, 2037.
(3) The Pathmark leases are triple net with all expenses borne by the tenant, and as such there are no historicals presented.
(4) Represents the Original Term to the ARD.
(5) Other Initial Escrows and Reserves represent an upfront reserve of $1.25 million for the amount the landlord is required to reimburse the tenants to complete certain repairs to the properties.

The Loan. The Pathmark Portfolio loan has an outstanding principal balance of approximately $27.5 million and is secured by a first mortgage lien on three Pathmark grocery store properties located in the Northeastern and Mid-Atlantic United States. The loan is structured with an anticipated repayment date of October 6, 2022, and a final maturity date of October 6, 2037. The loan is interest-only for 120 months and has hyperamortization after the ARD. The proceeds of the loan plus approximately $23.0 million of sponsor equity were used to acquire the properties from Winstanley Enterprises, LLC for approximately $48.8 million, pay closing costs of $0.4 million and fund reserves of $1.3 million.

The Properties.  The portfolio is comprised of three grocery store properties totaling 142,623 square feet, which are 100.0% occupied by Pathmark. The Pathmark leases expire November 30, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2012-LC9

Mortgage Loan No. 15 – Pathmark Portfolio

Property Summary
Property	Location	Net Rentable Area (SF)	Occupancy	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Underwritten Cash Flow
Seaford Pathmark	Seaford, NY	41,030	100.0%	1968 / N/A	$12,793,000	$24,200,000	$1,451,548
Upper Darby Pathmark	Upper Darby, PA	52,971	100.0%	1970 / N/A	9,075,000	15,050,000	910,969
Wilmington Pathmark	Wilmington, DE	48,622	100.0%	1981 / 1987	5,600,000	11,050,000	487,561
Total / Wtd. Avg.		142,623	100.0%		$27,468,000	$50,300,000	$2,850,078

Tenant Summary(1)
Tenant	Location	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Pathmark	Seaford, NY	Caa1 / B- / NA	41,030	28.8%	$40.00	$864	4.6%	11/30/2030
Pathmark	Upper Darby, PA	Caa1 / B- / NA	52,971	37.1%	$20.00	$592	3.4%	11/30/2030
Pathmark	Wilmington, DE	Caa1 / B- / NA	48,622	34.1%	$12.00	$352	3.4%	11/30/2030
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents 2011 sales.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,283,884	$23.02	87.2%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$3,283,884	$23.02	87.2%
Total Reimbursements(1)	481,856	3.38	12.8
Net Rental Income	$3,765,740	$26.40	100.0%
(Vacancy/Credit Loss)	(188,287)	(1.32)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,577,453	$25.08	95.0%

Total Expenses(1)	$617,704	$4.33	17.3%

Net Operating Income	$2,959,749	$20.75	82.7%

Total TI/LC, Capex/RR	109,671	0.77	3.1
Net Cash Flow	$2,850,078	$19.98	79.7%
Occupancy	100%
(1) The Pathmark leases are triple net with all expenses borne by the tenant and as such there are no historicals presented. The Total Reimbursements and Total Expenses are for illustrative purposes.
(2) Percentage column represents percent of Net Rental Income for all revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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